Exhibit 10.1

Exhibit 10.1 ISO 9001:2008 Certified Ascend Telecom Infrastructure Pvt. Ltd. Certified true copy of resolution passed by the Board at its meeting held on 12th March 2013 BR 002/1232013 ‘‘RESOLVED” that the Company do hereby execute a Master Restructuring Agreement as per draft enclosed, and initialed by the Chairman for the purposes of identification, as required under the CDR guidelines of The Reserve Bank of India. “FURTHER RESOLVED that any Director of the Company viz., Mr Vivek Sett. Mr Sanjeev Chachondia or Shri Sudhir Kumar Chaturvedi Chief Executive Officer of the Company and/or Shri Rajagopalan, Chief Financial Officer of the company be and are hereby jointly and severally authorized execute Master Restructuring Agreement and to do all acts, deeds, and things as may be required for processing of the case through CDR Forum and the Common Seal of the company be affixed on any document required for the purpose as per the provisions of the Articles of association For Ascend Telecom Infrastructure P Ltd Company Secretary

Master Restructuring Agreement Name of Lender Name of Authorised Person with Designation Signature Canara Bank (Lead Bank) A K Jain Chief Manager Bank of Baroda S. Ponnusammy Chief Manager State Bank of Bikaner & Jaipur R.P. Arora AGM State Bank of Hyderabad S.T. Nand Krishore Chief Manager Dena Bank D.P. Kateria, Manager, S.K. Singh D.G.M UCO Bank N. Padhi AGM Indian Overseas Bank M. Parthasarathy AGM Bank of Maharashtra ILLEGIBLE United Bank of India Mohit Dhawan Chief Manager State Bank of Mysore DATTATRAY M. PAI Chief Manager Vijaya Bank T. M. Mini Chief Manager Corporation Bank Anil Kumar Asst Mgr Indian Bank R Mani Union Bank of India Omkar Sharma, Chief Manager Punjab & Sind Bank ILLEGIBLE Bank of India Milind Tilgukla, Sr. Manager Allahabad Bank Sushme Jha, Chief Manager State Bank of India T.R. Pariwa AGM Oriental Bank of Commerce (Erstwhile ITIL) E. Venkateswarlu Chief Manager Ascend Telecom Infrastructure pvt. ltd Mr. Rajagopalan

KarurVysya Bank V. Anburaj Chief Manager V. Venkata Subramaniam CM State Bank of Travancore Dileep K.P. AGM IL&FS Financial Services Ltd. Amol Baxi Asst Vice President Central Bank of India Vivek Jain AGM CFS Member Axis Bank OBC (ErstWhile Ascend) E. Venkateswarlu Chief Manager

MASTER RESTRUCTURING AGREEMENT BETWEEN ASCEND TELECOM INFRASTRUCTURE PVT. LTD. (ATIPL) AND CANARA BANK& OTHER LENDERS MENTIONED IN THE SCHEDULE - I

Table of Contents ARTICLE I 10 A. EFFECTIVENESS 10 B. DEFINITIONS 10 ARTICLE II 17 2.0 RESTRUCTURING OF THE LIABILITIES OF THE BORROWER 17 2.1 ACKNOWLEDGEMENT OF INDEBTEDNESS 17 2.2 Waiver of Existing Events of Defaults 17 2.3 Waiver of Liquidated Damages/ Interest/Further Interest 17 2.4 RESTRUCTURING 17 2.4.1 FACILITY A1- EXISTING ERSTWHILE-ITIL TL 18 2.4.2 INTEREST ON FACILITY A1: 18 2.4.3 REPAYMENT OF FACILITY Al 18 2.5.1 FACILITY B1- EXISTING ERSTWHILE-ASCEND TL 18 2.5.2 INTEREST ON FACILITYBI: 18 2.5.3 REPAYMENT OF FACILITY B1 18 2.6.1 FACILITY CI – FITL 19 2.6.2 INTEREST ON FACILITY CI 19 2.6.3 REPAYMENT OF FACILITY CI 19 2.7.1 FACILITY DI – WORKING CAPITAL 19 2.7.2 INTEREST CLAUSE 19 2.7.3 ADDITIONAL INTEREST 19 ARTICLE III 19 3.1 SECURITY FOR THE FACILITIES 19 3.2 CREATION OF ADDITIONAL SECURITY 20 3.2.1 ACQUISITION OF ADDITIONAL IMMOVABLE PROPERTIES 20 3.2.2 CONTINUATION OF EXISTING SECURITY 21 ARTICLE IV 22 PREPAYMENT OF THE FACILITIES 22 4.1 RIGHT TO PREPAY 22 4.2 REFINANCING [AS APPLICABLE] 22 ARTICLE V 23 5 REPRESENTATIONS AND WARRANTIES 23 ARTCI LE VI 26 6.1 AFFIRMATIVE COVENANTS 26 6.2 NEGATIVE COVENANTS 30 ARTICLE VII 30 7.1 EVENTS OF DEFAULT 31 7.2 POTENTIAL EVENT OF DEFAULT 33 7.3 REMEDIES 33 7.4 OTHER CONSEQUENCES OF DEFAULT 33 ARTICLE VIII 36 8.1 RIGHT OF RECOMPENSE 36 8.2 RIGHT OF REVOCATION 36 8.3 CONSEQUENCES OF REVOCATION 37 ARTICLE IX 39 ACCESSION, ASSIGNMENT 39 9.1 ACCESSION TO THIS AGREEMENT 39 9.2 SUCCESSORS AND ASSIGNS 39

9.3 ASSIGNMENT BY THE BORROWER 39
9.4 PARTICIPATION AND ASSIGNMENT 39

ARTICLE X 41

MISCELLANEOUS 41
10.1 NOTICES AND ADDRESSES 41
10.2 COMMUNICATIONS 41
10.3 ENGLISH TRANSLATION 41
10.4 MODIFICATION OF EXISTING DOCUMENTS 41
10.5 DISCLOSURE 41
10.6 SEVERABILITY 41
10.7 COUNTERPARTS 42
10.8 ENTIRE AGREEMENT 42
10.9 NO PARTNERSHIP 42

ARTICLE XI 42

11.1 GOVERNING LAW AND JURISDICTION 43
11.2 RELIEF 43
11.3 WAIVER OF IMMUNITY 43

ARTICLE XII 43

SPECIAL CONDITIONS 44

PARTICULARS OF LENDERS 44

SCHEDULE II 49

PARTICULARS OF EXISTING LENDERS AND EXISTING FINANCIAL ASSISTANCE 51

SCHEDULE IIIA 51

PART A 54
PARTICULARS OF FACILITY A1 – TERM LOANS OF ERSTWHILE ITIL 54
PART B 54
TERMS AND CONDITIONS OF FACILITY A1 54

SCHEDULE III B 54

PART A 55
PARTICULARS OF FACILITY B1 - LOANS OF ERSTWHILE ASCEND 55
PART B 55
TERMS AND CONDITIONS OF FACILITY B1 56

SCHEDULE III C 56

FACILITYC1 – FITL 58
PART B 58
TERMS AND CONDITIONS OF FACILITY C1 58

SCHEDULE III D 58

FACILITY D1 59

SCHEDULE III E 59

SCHEDULE IV 60

PARTICULARS OF LITIGATION 61
SUBSIDIARIES OF THE BORROWER'S 61

SCHEDULE V 61

FORMAT OF DEED OF ACCESSION 62

SCHEDULE VI 62

ADDRESSES FOR ISSUE OF NOTICE 63
CONCURRENT AUDITOR TO BE APPOINTED 63
LENDERS: SAME AS MENTIONED IN SCHEDULE I 63
.... 63

3

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

सत्यमेव जयते

Certificate No.	:	IN-DL95972938036564L
Certificate Issued Date	:	28-Mar-2013 03:37 PM
Account Reference	:	IMPACC (IV)/ dl747903/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL74790391522734099124L
Purchased by	:	ASCEND TELECOM INFRASTRUCTURE PVT LTD
Description of Document	:	Article Others
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	ASCEND TELECOM INFRASTRUCTURE PVT LTD
Second Party	:	Not Applicable
Stamp Duty Paid By	:	ASCEND TELECOM INFRASTRUCTURE PVT LTD
Stamp Duty Amount(Rs.)	:	50 (Fifty only)

ORIGINAL ORIGINAL ORIGINAL ORIGINAL
ORIGINAL ORIGINAL ORIGINAL ORIGINAL
ORIGINAL ORIGINAL ORIGINAL ORIGINAL

....Please write or type below this line...

MASTER RESTRUCTURING AGREEMENT

This **MASTER RESTRUCTURING AGREEMENT** (hereinafter referred to as this "Agreement") is executed as of 30th day of March 2013 at New Delhi:

BETWEEN

ASCEND TELECOM INFRASTRUCTURE PVT. LTD., a company within the meaning of the Companies Act, 1956 having its Registered Office at Plot No. 332, Mani Mansion, Defence Colony, Sainikpuri, Hyderabad - 500 094, India in the State of Andhra Pradesh (hereinafter referred to as "the Borrower" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns); of the FIRST PART

Statutory Alert:
1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site "www.shcilestamp.com"

INDIA NON JUDICLAL Government of National Capital Territory of Delhi e-Stamp Certificate No. : IN-DL95972520502132L Certificate Issued Date : 28-Mar-2013 03:37 PM Account Reference : IMPACC (IV) / d1747903/ DELHI/ DLDLH Unique Doc. Reference : SUBIN-DLDL74790391523306534800L Purchased by : ASCEND TELECOM INFRASTRUCTURE PVT LTD Description of Document : Article Others Property Description : Not Applicable Consideration Price (Rs.) : 0 (Zero) First Party : ASCEND TELECOM INFRASTRUCTURE PVT LTD Second Party : Not Applicable Stamp Duty Paid By : ASCEND TELECOM INFRASTRUCTURE PVT LTD Stamp Duty Amount (Rs.) : 50 (Fifty only) Please write or type below this line THIS FORMS PART AND PARCEL OF THE MASTER RESTRUCTURING AGREEMENT (MRA) EXECUTED BY ASCEND TELECOM INFRASTRUCTURE P LTD DATED MARCH 30, 2013. Statutory Alert: 1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs). 2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site “www.shcilestamp.com”

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp Certificate No. : IN-DL95973679724692L Certificate Issued Date : 28 Mar-2013 03:38 PM Account Reference : IMPACC (IV)/ d1747903/ DELHI/ DL-DLH Unique Doc. Reference : SUBIN-DLDL74790391521700540398L Purchased by : ASCEND TELECOM INFRASTRUCTURE PVT LTD Description of Document : Article Others Property Description : Not Applicable Consideration Price (Rs.) : 0 (Zero) First Party : ASCEND TELECOM INFRASTRUCTURE PVT LTD Second Party : Not Applicable Stamp Duty Paid By : ASCEND TELECOM INFRASTRUCTURE PVT LTD Stamp Duty Amount (Rs.) : 50 (Fifty only) Please write or type below this line THIS FORMS PART AND PARCEL OF THE MASTER RESTRUCTURING AGREEMENT (MBA) EXECUTED BY ASCEND TELECOM INFRASTRUCTURE P LTD DATED MARCH 30 2013 Statutory Alert: 1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs). 2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site “www.shcilestamp.com”

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

सत्यमेव जयते

Certificate No.	: IN-DL95973255271469L
Certificate Issued Date	: 28-Mar-2013 03:38 PM
Account Reference	: IMPACC (IV)/ dl747903/ DELHI/ DL-DLH
Unique Doc. Reference	: SUBIN-DLDL74790391522254994655L
Purchased by	: ASCEND TELECOM INFRASTRUCTURE PVT LTD
Description of Document	: Article Others
Property Description	: Not Applicable
Consideration Price (Rs.)	: 0 (Zero)
First Party	: ASCEND TELECOM INFRASTRUCTURE PVT LTD
Second Party	: Not Applicable
Stamp Duty Paid By	: ASCEND TELECOM INFRASTRUCTURE PVT LTD
Stamp Duty Amount(Rs.)	: 50 (Fifty only)

.......Please write or type below this line.......

THIS FORMS PART AND PARCEL OF THE MASTER RESTRUCTURING AGREEMENT (MRA) EXECUTED BY ASCEND TELECOM INFRASTRUCTURE P LTD DATED MARCH 30 2013

CONTINUED

Statutory Alert:

1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site "www.shcilestamp.com"

AND CANARA Bank, a bank included in the Second Schedule to the Reserve Bank of India Act 1934 / a company within the meaning of Companies Act, 1956 [*a company incorporated under the Companies Act ,1956 (I of 1956) and a banking company within the meaning of section 5 (c) of the Banking Regulation Act, 1949 (10 of l949 *a banking company under the Banking Regulation Act, 1949 and a corporation established under the provisions of the State Bank of India Act, 1955 / *a banking company under the Banking Regulation Act, 1949 (10 of 1949) and a body corporate constituted under Banking Companies (Acquisition & Undertaking) Act, 1970, / *a banking company under the Banking Regulation Act 1949 (10 of 1949) and a body corporate constituted under Banking Companies (Acquisition & Undertaking) Act, 1980] and having its Head Office at112, J.C. Road, BANGALORE -560002 and Branch at Prime Corporate Branch II, 2nd floor, World Trade Center, Barakhamba Lane New Delhi 110 001 (hereinafter referred to as "Monitoring Institution/Lead Bank" which expression shall unless it be repugnant to the subject or context thereof, include its successors and assigns), of the SECOND PART AND BANK OF BARODA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Suraj Plaza 1, SayajiGanj, Baroda 390005 and having one of its Branch offices at Corporate Financial Services Branch, 1st floor, 3, WalchandHirachandMarg, Ballard Pier, Mumbai - 1, (hereinafter referred to as BOB which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the THIRD PART. AND UNITED BANK OF INDIA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 11 Hemant BasuSarani, Kolkata – 700001, and having one of its Branch offices at Nehru Place Branch, 106-109, 1st Floor, Ansal Tower, 38, Nehru Place, New Delhi - 110019 (hereinafter referred to as United Bank of India, which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the FOURTH PART AND BANK OF INDIA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at STAR HOUSE, C - 5, "G" Block, BandraKurla Complex, Bandra (East), Mumbai 400 051., and having one of its Branch offices at Bank of India, Mumbai Large Corporate Branch, Oriental Building, Ground floor, 364, D.N.Road, Fort, Mumbai 400001 (hereinafter referred to as BOI which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the FIFTH PART AND STATE BANK OF BIKANER & JAIPUR, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at TilakMarg, Jaipur – 302005, and having one of its Branch offices at 16, Community Centre, Saket, New Delhi – 110 017 (hereinafter referred to as SBBJ which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the SIXTH PART

STATE BANK OF MYSORE, a body Corporate constituted by and under the ~~Banking Companies (Acquisition and Transfer of Undertakings) Act 1970,~~ and having its Head Office at K.G.Road, Bangalore - 560254, India, and having one of its Branch offices at Corporate Accounts Branch, No. 3-4-5, DDA Bldg, Nehru Place, New Delhi - 110019 (hereinafter referred to as SBM which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the SEVENTH PART

SBI (Subsidiary Banks) Act, 1959

AND

ALLAHABAD BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 2, N. S. ROAD, Kolkata- 700 001, and having one of its Branch offices at Industrial Finance Branch, 1st Floor, 17, Parliament Branch, New Delhi – 1 (hereinafter referred to as Allahabad Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the EIGHTH PART

AND

STATE BANK OF HYDERABAD, a body Corporate constituted by and under the ~~Banking Companies (Acquisition and Transfer of Undertakings) Act 1970~~, and having its Head Office at Gunfoundry, Hybank Tower, Hyderabad-500001, Andhra Pradesh and having one of its Branch offices at 74, Janpath, New Delhi -1 (hereinafter referred to as SBH which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the NINTH PART

SBI (Subsidiary Banks) Act 1959

AND

VIJAYA BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at No.41/2, Trinity Circle, M G Road, Bangalore - 560001, and having one of its Branch offices at Nanjappa Mansion, Shantinagar, K H Road, Bangalore – 560 027 (hereinafter referred to as Vijaya Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TENTH PART

AND

STATE BANK OF INDIA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 8th Floor, State Bank Bhavan, Madame Cama Road, Near VidhanBhavan, Nariman Point, Mumbai, - 400021, and having one of its Branch offices at Industrial Finance Branch, 14th floor, Jawahar Vyapar Bhawan, 1 Tolstoy Marg, New Delhi – 1 (hereinafter referred to as SBI which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the ELEVENTH PART

AND

DENA BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Dena Corporate Centre, C-10, G-Block, Bandra-Kurla Complex, Bandra (E), Mumbai 400 051, and having one of its Branch offices at Corporate Business Branch, C-10, G Block, BandraKurla Complex, Bandra (E), Mumbai - 51 (hereinafter referred to as DenaBank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWELFTH PART

AND

6

CORPORATION BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Mangaladevi Temple Road, Pandeshwar, MANGALORE - 575 001, Karnataka, India, and having one of its Branch office at 21, Dalal Street, Mumbai -400 021 (hereinafter referred to as Corporation Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the THIRTEENTH PART AND ORIENTAL BANK OF COMMERCE, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Plot No. 5, Institutional Area, Sector-32, Gurgaon – 122001, and having one of its Branch offices at HarshaBhawan, Ground Floor, E Block, Connaught Place, New Delhi – 1 (hereinafter referred to as OBC ITIL which expression shall unless it be repugnant to the subject or context thereof, include its successors and assigns), of the FOURTEENTH PART AND UCO BANK, a body Corporate constituted by and under the Banking Companies, (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 10, BTM Sarani, Kolkata, 700001, and having one of its Branch offices at Mid Corporate Branch, 5, SansadMarg, New Delhi – 1 (hereinafter referred to as UCO Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the FIFTEENTH PART AND INDIAN BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Corporate Office, 254-260, AvvaiShanmugamSalai, Royapettah, Chennai - 600 014, and having one of its Branch offices at G-41, Connaught Circus, New Delhi – 1 (hereinafter referred to as Indian Bank which expression shall unless it be repugnant to the subject or context thereof, include its successors and assigns), of the SIXTEENTH PART AND KARUR VYSYA BANK, a body Corporate constituted by and under the Indian Companies Act 1993 and having Head Office at Erode Road, Karur - 639002, and having one of its Branch offices at 108/1, T.Nagar G.N.Chetty Road, Chennai 600017 (hereinafter referred to as KVB Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the SEVENTEENTH PART AND INDIAN OVERSEAS BANK, a body Corporate constituted by and under the Banking companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 763 Anna Salai, Chennai - 600002, and having one of its Branch offices at Unit No. 19 & 22, Moolchand Shopping cum office complex, Defence Colony Ring Road, New Delhi – 110 024 (hereinafter referred to as IOB which expression shall unless it be repugnant to the subject or context thereof include its successors and assigns), of the EIGHTEENTH PART

UNION BANK OF INDIA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Union Bank Bhavan, 239, VidhanBhawanMarg, Nariman Point, Mumbai – 400 021, and having one of its Branch offices at Industrial Finance Branch, Union Bank Bhavan, 239, VidhanBhawanMarg, Nariman Point, Mumbai – 400 021 (hereinafter referred to as UBI which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the NINETEENTH PART AND STATE BANK OF TRAVANCORE, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at State Bank of Travancore Head Office Building, Trivandrum - 695012, and having one of its Branch offices at Industrial Finance Branch, Bldg. No. 40 / 6694-E, Malankara Centre, M G Road, Ernakulam – 682 035 (hereinafter referred to as SBT which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTIETH PART AND BANK OF MAHARASHTRA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 'Lokmangal', 1501, Shivajinagar Pune-411005, and having one of its Branch offices at Mittal Chambers, Ground Floor, Nariman Point, Mumbai – 400 021 (hereinafter referred to as Bank of Maharashtra which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTY-FIRSTPART AND PUNAB & SIND BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at 1st Floor, 21, Rajendra Place, New Delhi-110008, and having one of its Branch offices at P – 18/90, 1st floor, Madra Hotel Building, Connaught Place, New Delhi - 1 (hereinafter referred to as Punjab & Sind Bank which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTY-SECOND PART AND IL&FS FINANCIAL SERVICES LTD., a company incorporated and registered under the companies act 1956, and having its Head Office at The IL&FS Financial Centre, 3rd Floor, Plot C-22, G-Block, Bandra Kurla Complex, Bandra – East, Mumbai – 400 051 and having one of its Branch offices at The IL&FS Financial Centre, 3rd Floor, Plot C-22, G-Block, Bandra Kurla Complex, Bandra – East, Mumbai – 400 051 (hereinafter referred to as IL&FS (ITIL Loan) which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTY-THIRD PART AND AXIS BANK, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Bombay Dyeing Mills Compound, PandurangBudhkarMarg, Worli, Mumbai - 400025 and having one of its Branch offices at 6-3-879/B, 1st floor, G.Pulla Reddy Building Greenlands, Begumpet Road, Hyderabad (hereinafter referred to as Axis Bank which expression shall, unless it be repugnant to the subject or context thereof include its successors and assigns), of the TWENTY-FOURTH PART

AND ORIENTAL BANK OF COMMERCE, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970, and having its Head Office at Plot No. 5, Institutional Area, Sector-32, Gurgaon – 122001, and having one of its Branch offices at S.D.Road Branch, Secunderabad (hereinafter referred to as OBC Ascend which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTY-FIFTH PART AND CENTRAL BANK OF INDIA, a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act l970, and having its Head Office at Chander Mukhi, Nariman Point, Mumbai – 400 021, and having one of its Branch offices at Corporate finance branch, Central Bank Bldg, 1st floor, M G Road, Fort, Mumbai - 23 (hereinafter referred to as Central Bank of India which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), of the TWENTY-SIXTH PART WHEREAS by consent of all the parties Canara Bank is designated and recognized as Lead Bank of the Consortium and if the Consortium is increased or diminished from time to time by adding or dropping of one or more Banks or is changed by substitution by one Bank and another during the currency of this agreement, then the ‘reconstituted consortium’ will be governed by the provisions of this agreement as if they have been added or dropped herein as the case may be the term ‘the said Banks‘ shall mean and deem to include the reconstituted consortium as well; AND The Financial Institutions/Banks whose names and addresses are set out in Schedule I hereto (Such FIs and Banks are hereinafter collectively referred to as the Lenders) Whereas A. The Borrower, engaged in the business of owning and providing passive telecom infrastructure on a shared, multi-tenancy basis, had a portfolio of 3,864 independent telecom towers with 6,337 tenants spread across 19 telecom circles in India. The Borrower had requested the Existing Lenders for various financial assistances for setting up / modernization / implementation of the Project and for other requirements for its operations. B. The Existing Lenders, at the request of the Borrower, sanctioned rupee term loans foreign currency loans, deferred payment guarantee facilities and working capital facilities and or subscribed to debentures and / or any other financial assistance more particularly described in Schedule II hereto (hereinafter collectively referred to as the “The Existing Financial Assistance”) to the Borrower for the purpose and on the terms and conditions contained in various loan agreements / facility agreements entered into between the Borrower and Lenders, more particularly described in Schedule I hereto. C. The Borrower from time to time created security for due repayment of the Existing Financial Assistance. The details of security created by the Borrower are described in the Schedule II hereto. D. The Borrower has requested the Lenders for debt restructuring as the project under implementation and/or the operations of the Borrower has come under strain due to various internal or external reasons. E. At the request of the Borrower and in consideration of the Borrower’s commitment to improve its operations, the Borrower has been referred to the Corporate Debt Restructuring Forum, a non-statutory voluntary mechanism set up under the aegis of the Reserve Bank of India, for the efficient restructuring of corporate debt (hereinafter referred to as the "CDR"). Pursuant thereto, the CDR Empowered Group at their meeting held on March 7, 2013 has approved a restructuring package in terms of which the Existing Financial Assistance is to be restructured and certain additional financial assistance is to be extended to the Borrower as set out in the Letter of Approval dated 28th March 2013 issued by Corporate Debt Restructuring Cell to the Existing Lenders and Borrower and amended vide letter of the Corporate Debt Restructuring Cell dated nil , [culminating in a revised and comprehensive letter from the Corporate Debt Restructuring Cell dated nil ] (hereinafter referred to as the "CDR Package") F. The Borrower and the Lenders have, inter alia, agreed to enter into this Agreement in order to give effect to CDR Package. NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO AGREE AS FOLLOWS: ARTICLE I A. Effectiveness The terms and conditions of this Agreement shall be binding upon and effective as between the Parties, with effect from the date hereof (hereinafter referred to as the "Effective Date"). Notwithstanding this, the Lenders agree and confirm that the Borrower will be entitled to the reliefs and concessions granted by the Lenders pursuant to the Approved CDR Package, with effect from the Relevant Date. B. DEFINITIONS In this Agreement, unless the context otherwise requires, the following terms shall have the meanings given to them below: 1.1. "Applicable Lending Rate" means the applicable rate of interest on the Facilities as stipulated in this Agreement and prevailing from time to time as increased by such by such percentages as may be provided in this Agreement. 1.2. "Approved CDR Package has the meaning given to such term in Recital (E).” 1.3. Acceding Lenders means: (a) each Lender; (b) an Existing Lender upon execution of an agreement on terms not more onerous to the Borrower than the terms of this Agreement and execution, (in accordance with the terms thereof) the Intercreditor Agreement, to the extent of its Existing Loans that have been restructured pursuant thereto; and (b) any Priority Lender, any Person providing an Additional Priority Loan or any Person refinancing an Existing Loan or a Facility pursuant to Section 4.2 (Refinancing), upon execution of an agreement on terms not more onerous to the Borrower than the terms of this Agreement and the Priority Loan Agreements and execution, or accession to (in accordance with the terms thereof) the Intercreditor Agreement by such Priority Lender or other Person.

1.4. CDR has the meaning given to such term in Recital (E). 1.5 CDR Empowered Group means group consisting of representatives of the participating Financial Institutions and Banks who acknowledge and agree to constitute the CDR Empowered Group consisting of representatives of IDBI, ICICI Bank and SBI as standing members in addition to the representatives of other Lenders, who are members of the CDR" 1.6 Concurrent Auditor means any Person so appointed by the Borrower with the prior consent of the Lenders in accordance with Section 6.1(xi) 1.7 Cut off date means April 1, 2012 1.8 Disbursement by Adjustment means the amounts remained un disbursed under the Existing Financing Documents which are being adjusted towards the overdue interest as on the Relevant date 1.9 Effective Date means effective date as defined in Clause of A of Article I hereto, 1.10 Event of Default means all events of default (howsoever described) including Potential Event of Default under any of the Restructuring Documents. 1.11 Existing Event of Default/s means the defaults under the Existing Documents uptodate of this agreement. 1.12 Existing Lender means each of the Person who has provided an Existing Loan to the Borrower. 1.13 Existing Loans means the amounts owed by the Borrower to the Lenders, including the Disbursement by Adjustment being the amounts set out in Schedule II, together with interest, compound interest, additional interest, default interest, costs, charges, expenses and any other monies payable by the Borrower in relation thereto. 1.14 Existing NCDs / OCDs means non convertible debentures / optionally convertible debentures of the Borrower subscribed by Existing Lenders as set out in Schedule II hereto. 1.15 Existing Financing Documents means, collectively, the loan / guarantee assistance / subscription agreements entered into by the Borrower and the party or parties named therein in relation to the Existing Loans, Existing NCDs, and Preference Shares all as listed in Schedule II 1.16 Existing Security Documents means, collectively, all documents creating, perfecting or evidencing any Security Interest in respect of the Existing Loans as all listed in Schedule II. 1.17 Existing Documents means collectively Existing Financing Documents and Existing Security Documents. 1.18 Foreign Currency Facilities means the foreign currency loans as set out in Schedule II, granted by the Existing Lenders. 1.19 Facilities means, collectively, Facility A1, Facility B1 and Facility C1, Facility D1 and Facility E1 means any of them individually.

1.20 Facility A1 has the meaning given to such term in Section [2.4.1]. 1.21 Facility B1 has the meaning given to such term in Section [2.5.1] 1.22 Facility C1 has the meaning given to such term in Section [2.6.1] 1.23 Facility Dl has the meaning given to such term in Section [2.7.1] 1.24 Governmental Authority means any agency, authority, central bank, department, legislature, minister, ministry, official or public, regulatory or statutory Person or state-owned organisation (whether autonomous or not) of, the government of, that state or any political sub-division in or of that state, any Person who in any capacity whatsoever then owns, holds, administers or controls any of the reserves of that state, any court, tribunal or judicial body. 1.25 Intercreditor Agreement means the agreement or memorandum of paripassu arrangement, whether by exchange of letters or otherwise, between any or all of the Acceding Lenders, inter alia, governing the ranking of the Security Interests created in their favour and sharing of proceeds therefrom. 1.26 Law means any applicable constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, circular, notification, clarification, guidelines, instruction or requirement having the force of law, and "lawful" and "unlawful" shall be construed accordingly. 1.27 Monitoring Committee or MC means the committee comprising representatives of the Lenders constituted or reconstituted by the CDR Empowered Group, from time to time, in relation to the Borrower for inter alia, monitoring the implementation of the CDR Package. 1.28 Material Adverse Effect means any change or effect on the business property, operations, prospects or condition (financial or otherwise) of the Borrower that materially and adversely affects or would materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement and any of the other Restructuring Documents. 1.29 NCDs meannon convertible debentures of the Borrower being subscribed by Acceding Lenders. 1.30 Party means the Borrower and/or the Lenders. 1.31 Permitted Indebtedness means: (a) normal trade credit in the ordinary course of business, including trade guarantees, and temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business ; (b) working capital facilities, which are considered necessary for the Borrower in the ordinary course of its business, by its working capital consortium; and (c) any other indebtedness as may be permitted under the CDR Package, this Agreement or by the Lenders Monitoring Committee.

1.32 Person means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, public benefit corporation, other entity, government (whether federal, central, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof) or Governmental Authority. 1.33 Permitted Security Interest(s) means: (a) Security Interests created in favour of any of the Lenders pursuant to Article III; (b) any Security Interests existing in favour of any Existing Lender as of the date of this Agreement and as disclosed in Schedule II hereto; and (c) any Security Interests created in favour of a Refinance Lender pursuant to Section 4.2 (Refinancing). 1.34 Potential Event of Default shall have the meaning ascribed to it in section 7.2. 1.35 Preference Shares means the preference shares of the Borrower subscribed by the Existing Lenders as set out in Schedule II hereto. 1.36 Project means setting up of independent telecom towers (3864 towers as on April 1, 2012 (COD)) 1.37 Project Documents means all the documents executed by the Company in connection with implementation, operation and maintenance, supply of fuel, supply of raw materials, sale of products etc. 1.38 Principal Term Debt means outstanding principal of the Existing Loans after Disbursement by Adjustment, interest, compound interest and liquidated damages and other charges as on April 1, 2012 (COD) 1.39 Rupee Loans means the rupee loans as set out in Schedule II granted by Existing Lenders. 1.40 Repayment Schedule means the amortisation schedule/ redemption Schedule for repayment of the principal amount of the Facilities as set out in Part B of respective Schedule IIIA, Schedule III B and III C 1.41 Relevant Date means April 1, 2012 1.42 Restructuring Documents means this Agreement, Existing Loan Agreements as modified, amended by this Agreement, the Security Documents any other agreement or document executed by the Borrower or any other Person, with or, in favour of, any of the Lenders, in order to effectuate the restructuring contemplated in this Agreement and the CDR Package and any other agreement or document so designated by the Monitoring Committee. 1.43 Security Documents means any documents creating, perfecting and/or evidencing Security Interests in favor of the Lenders to secure amounts due under the Restructuring Documents and includes all Existing Security Documents as amended, amended and restated, modified, substituted or replaced pursuant to the transactions contemplated under this Agreement and the CDR Package and any documents executed pursuant hereto or thereto. 1.44 Security Interest means right, title and interest of any kind created in favour of, or for the benefit of, any Person to secure the obligations of the Borrower or any other Person and includes any mortgage, charge, pledge, lien, hypothecation, assignment or other encumbrance in favour of, or for the benefit of, any Person. 1.45 Tax means any present or future tax, levy, impost, duty, charge, withholding, cess, other levies and all amounts of a similar nature owed to any Governmental Authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). 1.46 Transaction Documents means, collectively, the Restructuring Documents and the Project Documents. 1.47 Trust and Retention Account means the trust and retention account that may be opened by the Borrower and shall include all sub-accounts of such account. 1.48 Trust and Retention Account Agreement means the agreement to be entered into between, inter alia, the Borrower, a scheduled bank acceptable to the Lenders and the Lenders or their designee in relation to the Trust and Retention Account. 1 INTERPRETATION In this Agreement unless the context otherwise requires : i) headings and the use of bold typeface shall be ignored in its construction; ii) the words "other", "or otherwise" and "whatsoever" shall not be construed ejusdem generis or as any limitation upon the generality of any preceding words or matters specifically referred to; iii) references to a party to this Agreement or a person shall include their respective successors, assignees or transferees (to the extent assignment or transfer is permitted under the relevant agreement); iv) all references to agreements, documents or other instruments include (subject to all relevant approvals) a reference to that agreement, document or instrument as amended, supplemented, substituted, novated or assigned from time to time; v) the words "herein", "hereto" and "hereunder" refer to this Agreement as a whole and not to the particular section in which such word may be used; vi) words importing a particular gender shall include all genders; whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; vii) references to any law shall include references to such law as it may, after the date of this Agreement, from time to time be amended supplemented or re-enacted; and

viii) a reference to a "party" is to a party to this Agreement and a reference to the "parties" is, unless otherwise stated to the contrary, a reference to the parties to this Agreement. ix) the Recitals shall be construed as part of this Agreement; x) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; xi) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; xii) the word "will" shall be construed to have the same meaning and effect as the word "shall"; xiii) any reference in this Agreement, to this Agreement or any other agreement or document shall be construed, without limitation, as a reference to this Agreement or, as the case may be, such other agreement or document, in each case as the same may have been, or may from time to time be, amended, varied, novated, acceded to or supplemented and any reference to any statutory provision shall include such provision and any regulations made thereunder and any statutory re-enactment, modification or replacement thereof; xiv) any reference herein to any Person shall be construed to include such Person's permitted successors, transferees and assigns; xv) all references herein to Sections, Annexes, Exhibits, Schedules and Parts shall be construed to refer to Sections, Annexes, Exhibits, Schedules and Parts to, this Agreement; xvi) a "month" is a reference to a calendar month or a period starting on one day in a calendar month and ending on the day immediately preceding the numerically corresponding day in the next succeeding calendar month, and references to "months" shall be construed accordingly; xvii) the "winding-up", "bankruptcy", "dissolution" or "insolvency", of a company or corporation shall be construed so as to include, without limitation, any equivalent or analogous proceedings under the Law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of temporary or permanent suspension of payment, liquidation, winding-up, reorganisation, dissolution, judicial management, administration, arrangement, adjustment, protection or relief of debtors and whether voluntary or involuntary; xiii) the Section titles and Table of Contents contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the provisions of this Agreement; xix) all Annexes, Schedules, and other attachments hereto, or expressly identified as part of this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute a single agreement; xx) unless otherwise specified, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the words “from” and “commencing on” mean from and “including” and

"commencing on and including", respectively, and the words "to", "until" and "ending on" each mean "to but not including", "until but not including" and "ending on but not including", respectively; and xxi) save where the contrary is indicated, any reference in this Agreement to a time of day shall be construed as a reference to local time in, India. xxii) Words and expressions used in this Agreement but not defined herein or elsewhere in this Agreement, shall be understood in their ordinary literal meaning with reference to the context in which they are used.

ARTICLE II 2.0 RESTRUCTURING OF THE LIABILITIES OF THE BORROWER 2.1 ACKNOWLEDGEMENT OF INDEBTEDNESS The Borrower hereby irrevocably acknowledges and confirms the existence of, and, in the absence of any manifest error (which shall be determined by the Lenders at their sole discretion, any such determination by the Lenders being binding on the Borrower), the amount of the Existing Loans outstanding to each of the Existing Lenders as set out in Schedule II hereto and agrees to, and acknowledges, the reconstitution of the Existing Loans due to the Lenders pursuant to the CDR Package, this Agreement and the other Restructuring Documents. 2.2 Waiver of Existing Events of Defaults Subject to Section 8.3 (Consequences of Revocation), each of Existing Lenders hereby waives any Existing Events of Default relating to such Lender and any and all rights, remedies and powers that may have arisen in connection therewith.For avoidance of doubt, it is hereby clarified that the Lenders do not hereby waive their right to recover their respective Facilities, in accordance with the terms of this Agreement. In the event any Lender had already committed any action against the Borrower and/or its guarantors, unless such action is brought to a close through consent terms or otherwise pursuant to Restructuring Documents such action shall not abate but shall continue against the Borrower and / or the Guarantor(s) as the case may be. 2.3 Waiver of Liquidated Damages/Interest/Further Interest Each Existing Lender hereby waives the obligation of the Borrower to pay any liquidated damages, default or penal interest / charges for the period from April 1 2012, further interest charged by the Lender in excess of the document interest rates specified in the Existing Security Documents of such Lender, together with compound interest, penalties or any other charges thereon under the Existing Finance Documents and Existing Security Documents of such Lender during the period commencing on April 1, 2012 and ending on the date of this agreement. For the purposes of this Section, the document interest rates in relation to any Lender shall mean the rate of interest applicable to the Existing Loan of such Lender under its Existing Finance Documents and Existing Security Documents prior to April 1, 2012. 2.4 RESTRUCTURING Each of the Lenders and the Borrower hereby agree that the Existing Loans shall hereby stand reconstituted as follows: (a) Existing erstwhile India Telecom Infra Ltd. (hereinafter referred to as ITIL) to be restructured shall stand reconstituted into Facility A1 (b) Existing erstwhile Ascend Term Loans to be restructured shall stand reconstituted into facility B1 (c) Funding of interest on existing Term loanfor ITIL loans only for a period of 2 years from Cutoff date to be constituted into Facility C1 (d) Working capital shall reconstituted as Facility D1

2.4.1 **Facility A1- Existing erstwhile-ITIL TL**

The principal amounts outstanding as onApril 1, 2012 together with all interest, charges, costs, expenses and any other amounts accrued and outstanding onApril 1, 2012in relation to the Rupee Loans and all principal amounts that are rupee-tied and outstanding under the Foreign Currency Facilities as on April 1, 2012 together with all interest, charges, costs, expenses and any other amounts that are Foreign Currency-tied, have accrued and are outstanding on April 1, 2012 in relation to the Foreign Currency Facilities and Capex Letter of Credit (all such amounts as set out in Part A of Schedule IIIA) shall stand reconstituted as Facility A1 on the terms and conditions set out in Part B of Schedule IIIA (such facility referred to as **"Facility A1"**). The entire term loan (senior and subordinate debt) shall be merged into one single instrument

Amount paid after COD will be refunded and adjusted towards the mandatory equity to be brought by the company except principal overdue of Rs. 16.93 crs. (March overdue installment of ITIL lenders which was paid subsequently).

2.4.2 **Interest on Facility A1:**

Each of the Lenders and the Borrower hereby agree that interest shall accrue on the principal amount of Facility A1 at the rate mentioned in Part B of Schedule IIIA plus applicable interest tax, if any or other similar statutory levy from Cutoff date.

2.4.3 **Repayment of Facility A1**

The Borrower undertakes to repay the principal amounts of the Facility A1 in accordance with the Amortization Schedule set forth in Part B Schedule IIIA hereto.

2.5.1 **Facility B1 - Existing erstwhile-Ascend TL**

The principal amounts outstanding as on December 31, 2012 together with all interest, charges, costs, expenses and any other amounts accrued and outstanding as on December 31, 2012 in relation to the Rupee Loans and all principal amounts that are rupee-tied and outstanding under the Foreign Currency Facilities as on December 31, 2012 together with all interest, charges, costs, expenses and any other amounts that are Foreign Currency-tied, have accrued and are outstanding on December 31, 2012 in relation to the Foreign Currency Facilities and Capex Letter of Credit (if any) (all such amounts as set out in Part A of Schedule IIIB) shall stand reconstituted as Facility B1 on the terms and conditions set out in Part B of Schedule IIIB (such facility referred to as **"Facility B1"**). Repayments made after December 31, 2012 pertaining to period after December 31, 2012 to be refunded and adjusted towards the mandatory equity to be brought by the company.

2.5.2 **Interest on Facility B1:**

Each of the Lenders and the Borrower hereby agree that interest shall accrue on the principal amount ofFacility B1 at the rate mentioned in Part B of Schedule IIIB plus applicable interest tax or other similar statutory levy from Cutoff date.

2.5.3 **Repayment of Facility B1**

The Borrower undertakes to repay the principal amounts of the Facility B1 in accordance with the Amortization Schedule set forth in Part B Schedule IIIB hereto.

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2.6.1 **Facility C1 – FITL**

Funding of interest in relation to existing Term loans for a period of 2 years from COD (all such amounts as set out in Part A of Schedule IIIC) shall stand restructured on the terms and conditions set out in Part B of Schedule IIIC.

2.6.2 **Interest on facility C1**

Each of the Lenders and the Borrower hereby agree that interest shall accrue on the principal amount of Facility C1 at the rate mentioned in Part B of Schedule III C plus applicable interest tax or other similar statutory levy from Cut off date.

2.6.3 **Repayment of Facility C1**

The Borrower undertakes to repay the principal amounts of the Facility C1 in accordance with the Amortization Schedule set forth in Part B Schedule IIIC hereto.

2.7.1 **Facility D1 – Working Capital**

Existing OCC / OBD to be converted into a secured OD of Rs. 25 cr.

Rate of interest shall be 16.25 % p.a. (floating), linked to Base Rate of Canara Bank and waiver of all unpaid penal/compound interest, liquidated damages and any other charges for delays/ irregularities from cutoff date till the MRA execution date.

Tenor of the OD shall be 1 year

2.7.2 INTEREST CLAUSE

(i) All interest on the Facilities and all other monies accruing due under this Agreement shall, in case the same be not paid on the respective due dates, carry interest/further interest at the Applicable Lending Rate computed from the respective due dates and shall become payable upon the footing of compound interest with monthly/quarterly rests as provided in this Agreement.

(ii) All interest on other monies which shall accrue under the provisions of this Agreement shall also be payable in the manner and on the dates as mentioned in this Agreement for payment of interest on the principal amounts of the Facilities.

2.7.3 **Additional Interest.**

In case the security/additional security as stipulated in Article III hereof is not created, then the Borrower shall pay additional interest at the rate as decided by CDR-EG till creation of all securities stipulated in Article III hereof.

ARTICLE III

3.1 SECURITY FOR THE FACILITIES

A) The Facilities together with all interest, liquidated damages, premia on prepayment or on redemption, costs, expenses and other monies whatsoever stipulated in this Agreement shall be secured by way of creation of Security Interest as under:

a) Primary

Facility	Details of security
CC	Paripassu first charge on the current assets and fixed assets of the

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company along with the term lenders of erstwhile ITIL in the CDR. {i.e. Under common pool of security} For TL and FITL of erstwhile ITIL First parripassu charge on the movable and immovable assets (Current and Fixed) of the erstwhile ITIL so financed by the erstwhile ITIL lenders and also balances in the TRA account for Erstwhile ITIL Lenders. (The total no. of towers of erstwhile ITIL as on COD was 2,568) Post merger the towers erected by the company will be available as security on paripassu basis for both Ascend and ITIL lenders. For TL of erstwhile Ascend First parripassu charge on the fixed assets of erstwhile Ascend on assets created prior to Cut off Date so financed by the erstwhile Ascend lenders and also balance available in the TRA account for the erstwhile Ascend Lenders. (The total no. of towers of erstwhile Ascend as on cut-off date was 1,296). Post merger the towers erected by the company will by available as security on paripassu basis for both Ascend and ITIL lenders. c) Guarantees: Waiver of Personal and Corporate Guarantees, being the promoters are Private Equity Fund. Additional security: Pledge of shares: 100% of unencumbered shares held by promoters including additional infusion, in future to be pledged to lenders. viz. NSE PE Mauritius LLC (42%), NSE QSR PE Mauritius LLC (25.3%), Infrastructure Leasing & Financial Services Ltd. (17%), N.K.Tele Systems Ltd. (3.1%) and N.K.Telecom Products Ltd. (12.6%). A time period of 3 months from the date of execution of MRA be given for pledge of shares/ equity. Company to appoint an independent agency for bifurcation of the securities in the CDR package, within three months of execution of Master Restructuring Agreement (MRA). 3.2 CREATION OF ADDITIONAL SECURITY If, at any time during the subsistence of this Agreement, Lenders are of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loans then outstanding, then, on Lenders/Monitoring Committee advising the Borrower to that effect, the Borrower shall provide and furnish to Lenders/ Monitoring Committee, to their satisfaction such additional security as may be acceptable to Lenders/Monitoring Agency to cover such deficiency. 3.2.1 ACQUISITION OF ADDITIONAL IMMOVABLE PROPERTIES So long as any monies remain due and outstanding to the Lenders, the Borrower undertakes to notify the Lenders/Security Trustee/Monitoring Institution in writing of all its acquisitions of immovable properties and as soon as practicable thereafter to make out a marketable title to the satisfaction of Security Trustee/ Monitoring Institution and charge the same in favour of the Lenders by way of first charge in such form and manner as may be decided by the Lenders.

3.2.2 CONTINUATION OF EXISTING SECURITY The subsisting mortgages/charges/securities over the immovable and movable assets of the Borrower shall continue to be in full force and effect for the respective Facilities. However, Borrower shall create all the stipulated security for the respective Facilities in accordance with Article III except the subsisting mortgages / charges in respect of respective Facilities.

ARTICLE IV PREPAYMENT OF THE FACILITIES 4.1 Right to Prepay Each Lender hereby agrees that the Borrower may, in its sole discretion, by giving fifteen (15) days prior written notice to each Lender, prepay, at any time, with a premium to be calculated at the rate as may be decided by CDR EG of outstanding amount / without any prepayment premia or penalties, the whole or any part of the principal amount of any of Facilities provided that the Borrower: a. prepays pro rata on the basis of the outstanding principal amount, at the time of such prepayment, of each other Facility referred to above of all the other Lenders; and b. Complies with all provisions of the Restructured Agreements in this regard. 4.2 Refinancing [As applicable] 4.2.1 In the event any Priority Loan is disbursed in Rupees, the Borrower may within one (1) year of the first disbursement of such Priority Loan, obtain refinancing of such Priority Loan, subject to fulfillment of the following conditions: (a) Such refinancing should not be secured by a Security Interest over the assets of the Borrower or any other Person; (b) At the request of the Borrower, the Priority Lender whose Priority Loan is being refinanced may guarantee, to the Person providing such refinancing, the payment obligations of the Borrower in relation thereto; (c) the cost of the refinancing to the Borrower, including interest and all fees and commissions payable in relation thereto, together with the Guarantee Commission payable to the Priority Lenders for the guarantees issued by them in favour of the Person extending such refinancing to the Borrower should not exceed the total cost to the Borrower of the relevant Priority Loan being refinanced; and (d) All other terms and conditions of the refinancing shall be no more onerous to the Borrower than the terms and conditions of the relevant Priority Loan being refinanced. 4.2.2 Other than the refinancing referred to in Section 4.2.1 above, the Borrower may prepay an Existing Loan or a Facility, at any time, through a refinancing, provided that the terms and conditions of such refinancing shall be no more onerous to the Borrower than the terms and conditions of the relevant Existing Loan or the Facility being prepaid, provided further that any lender providing such refinancing accedes to this Agreement in accordance with the Section. The Borrower shall be entitled to create the Security Interests that are not more onerous to the Borrower than the Security Interests created or required to be created to secure the Existing Loan or Facility being refinanced in accordance with this Agreement. 4.2.3 Any prepayment of any of the Facilities pursuant to this Section 4.2 (Refinancing) shall not be subject to the conditions set out in Section 4.1 (Right to Prepay).]

ARTICLE V 5 Representations and Warranties In order to induce each Lender to enter into this Agreement and the other Restructuring Documents, the Borrower represents and warrants to each Lender as follows: (a) Status. The Borrower is a limited liability company duly organised and validly existing under the Laws of India and has the power and authority to own its assets, to engage in the business in which it engages or proposes to engage, to perform its obligations under this Agreement and the other Restructuring Documents and to do all things necessary or appropriate to consummate the transactions contemplated herein and in the other Restructuring Documents; (b) Due Authorisation. The Borrower has full power and corporate authority to enter into, deliver and perform the terms and provisions of this Agreement and the other Restructuring Documents and, in particular, to exercise its rights, perform the obligations expressed to be assumed by and make the representations and warranties made by it hereunder and thereunder; (c) Corporate Action. All corporate and other action required to authorise the execution, delivery and performance by the Borrower of this Agreement and the other Restructuring Documents, and, in particular, the exercise of rights and performance of the obligations expressed to be assumed by it hereunder and thereunder, has been duly taken; (d) Binding Obligations. The obligations expressed to be assumed by it in this Agreement and the other Restructuring Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof; (e) No Violation. (i) The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents is not in violation of any Law, constitutional document, mortgage, trust, instrument, agreement or other instrument, arrangement, obligation, duty or any order, writ, injunction or decree of any court or Governmental Authority, by which the Borrower is bound, other than the Existing Documents of the Non-Acceding Lenders, and will not result in the creation or imposition of (or the obligation to create or impose) any Security Interest upon any of the assets of the Borrower except for those permitted to exist under the terms of this Agreement; (ii) The Project is being carried out in compliance with all applicable Laws as per industrial practices; (f) No Litigation. The Borrower shall disclose in Part A of Schedule IV all pending or threatened litigations, investigation or proceeding, whether judicial, quasi-judicial, administrative or otherwise, of or before any arbitrator or Governmental Authority which would incur financial liability exceeding Rs.1,00,00,000/- (Rupees One Crore Only) or above against the Borrower: (i) pending or, to the knowledge of the Borrower, threatened against the Borrower Project and/or any of the assets of the Borrower if adversely determined would incur liability exceeding Rs.1,00,00,000/- (Rupees One Crores Only) or above, which might have a Material Adverse Effect on the Borrower, or (ii) to the knowledge of the Borrower, pending or threatened against any of the parties (other than the Borrower and the Acceding Lenders) to the Transaction Documents; Noted (g) No Insolvency. Neither the Borrower or, to the knowledge of the Borrower, any of the parties (other than the Borrower and the Acceding Lenders) to the Transaction Documents has taken any corporate action nor have any other steps or legal proceedings been started or, to the knowledge of the Borrower, threatened in writing against the Borrower nor, to the knowledge of the Borrower, have any such steps of legal proceedings been started or threatened against any of the parties (other than the Borrower and the Acceding Lenders) to the Transaction Documents by any Person for its winding-up, liquidation, dissolution or reorganisation; (h) No Default. The Borrower is not in breach of or in default under the Transaction Documents or any other agreement to which it is a party or which is binding on it or any of its assets and there exist no events, which with the lapse of time or giving of notice, would result in a breach or default under such agreements, except for Existing Events of Default, any events of default (howsoever described) under the Existing Documents of the Non-Acceding Lenders and any events of default under the Project Documents in respect of which the time granted for amending the same as per the schedule stipulated by the Monitoring Committee has not elapsed; (i) Taxes. The Borrower has filed all Tax returns and is not in arrears of any public demands for any Taxes due and payable to any Governmental Authority; (except current service tax dues for the period starting from January 2013) (j) Security Interests. The Borrower and any other Person required to create Security Interests over any of its assets pursuant to this Agreement, owns or has good, legal or beneficial or other interest in the Collateral and such assets, respectively, and except for any Permitted Security Interests, no other Security Interest exists over any of the assets of the Borrower or over any such assets of such other Person; (ii) All Security Documents when executed, delivered and registered (where necessary or desirable) and when appropriate forms are filed as required under Law, shall create the Security Interests expressed to be created thereby over the assets referred therein; (k) No Material Adverse Effect. No Material Adverse Effect has occurred or is continuing in respect of the Borrower's business or financial condition. (l) No Sovereign Immunity. The Borrower does not have the benefit of any sovereign immunity or similar immunity from suit, execution, attachment or other legal process in relation to itself or any of its assets in any jurisdiction in regard to the matters set forth in this Agreement and the other Restructuring Documents; (m) Registration and Filings. All registrations, recordings, filings and notarisations of all Restructuring Documents have been made and all payments of any tax of duty relating thereto, including stamp duty and registration charges, which are required to be effected or made by the Borrower in order to ensure the legality, validity, enforceability or admissibility in evidence of such documents have been made; (n) Event of Default. No Event of Default has occurred and is continuing and no event has occurred, which with the lapse of time and/or giving of notice, would result in an Event of Default, other than any Existing Events of Default and any event of default (howsoever described) under the Existing Documents of the Non-Acceding Lenders; (o) Project Documents. (i) All Project Documents have been executed and are valid, binding and enforceable in accordance with their terms on all parties thereto, other than any Project Documents in respect of which the time granted for amending the same as per the schedule stipulated by the Monitoring Committee has not elapsed; (ii) There has not occurred any amendment or modification of any Project Document which will have material adverse impact on the financials and cash flow of the borrowerwithout the prior written consent of the Monitoring Committee and that copies of the duly executed Project Documents along with all amendments thereto have been furnished to each of the Lenders; (iii) The services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Borrower pursuant to the terms of the Project Documents provide or will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Borrower's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Restructuring Documents, other than those services, materials or rights that reasonably can be expected to be obtained in the ordinary course of business without material additional expenses or material delay; (iv) All representations and warranties of the Borrower set forth in the Project Documents are true, complete and correct in all respects at the time as of which such representations and warranties were made or deemed made, other than any Project Documents in respect of which the time granted for amending the same as per the schedule agreed with the Monitoring Committee has not elapsed; (p) Subsidiaries. The Borrower has no subsidiaries and owns no equity interest in any other Person, other than as disclosed in Part B of Schedule IV; (q) Insurance. All insurance contracts required to be obtained by it as may be specified by the Monitoring Committee and specified in the Project Documents have been obtained at the times and in the manner required and are in full force and effect and no event or circumstances has occurred nor has there been any omission to disclose a fact which in any such case would entitle any insurer to avoid or otherwise reduce its liability thereunder to less than the amount provided in the relevant policy and insurance coverage provided by such insurance; (r) Information.

(i) The financial statements of the Borrower delivered to the Lenders represent a true and fair view of its financial condition in all respects of as of the date of such statements; (ii) All audited financial statements of the Borrower delivered to the Lenders have been duly audited by the statutory auditors of the Borrower; (iii) All information provided in writing or documents furnished to the Lenders or any representatives, advisors, advocates and consultants of the Lenders in connection with the transaction contemplated' hereby and in the other Restructuring Documents, by or on behalf of the Borrower and its representatives and associates is true, correct and complete in all respects on the date hereof, and is not false or misleading in any respect nor incomplete by omitting to state any fact necessary to make such information, not misleading in any respect; (iv) No fact is known to the Borrower which could be expected to have a Material Adverse Effect, which has not been disclosed in writing to the Lenders. (s) Authorised and Issued Share Capital. The authorisedequityshare capital of the Borrower is (764,000,000) equity shares of Rs. 10(face value) each totaling Rs. 764 crs. and authorised Preference Share Capital of (1,000,000) redeemable preference shares of Rs. 10 each totaling Rs. 1 cr as on March 31, 2012. (t) Consents. All approvals, permits, consents, licenses, registrations or other authorisation of any nature required for: (i) the execution, delivery and performance of the Restructuring Documents and the Project Documents; (ii) the legality, validity, binding effect or enforceability of the Restructuring Documents; (iii) ownership of the assets of the Borrower; (iv) conduct of the business of the Borrower; and (v) the Project; have been obtained and are in full force and effect and the Borrower is in compliance with the terms thereof; and (u) Nature of Obligations. The obligations under this Agreement and the other Restructuring Documents constitute direct, unconditional and general obligations of the Borrower and rank at least paripassu as to priority of payment to all other unsubordinated indebtedness of the Borrower other than any priority established under Law. ARTCILE VI 6.1 AFFIRMATIVE COVENANTS (i) Project Changes The Borrower shall, promptly notify the Lender/ Monitoring Committee of any proposed change in the nature of scope of the Project and of any event of condition which might materially and adversely affect or delay completion of the Project or result in substantial overrun in the original estimate of costs. Any proposed change in the nature or scope of the Project shall not be implemented or funds committed therefore without the prior approval of the Lenders; (ii) Contract Changes The Borrower shall obtain prior concurrence of the Lenders to any material modification or cancellation of the Borrower's agreements with its machinery suppliers, collaborators, technical consultants and suppliers of raw materials; (iii) Delay in Reviving the Project/ its Operations The Borrower shall promptly inform the Lenders of the circumstances and conditions which are likely to disable the Borrower from reviving the Project/ its operations or which are likely to delay its completion or compel the Borrower to abandon the same. (iv) Trust and Retention Account The Company shall maintain one escrow account with the Monitoring Institution (i.e. Canara Bank) wherein all the cash flows of the company would get collected/ deposited, for better monitoring of the account. Further needs to deposits such received cash flows in ratio of 70:30 in TRA I it II. TRA — I to be utilized to meet the obligations of the erstwhile ITIL lenders, meeting operational and other expenses as defined in the TRA agreement. The balance money to be utilized towards built up of towers (part of critical capex) TRA — II: The receivables so received in the TRA II account should be utilized towards meeting the debt obligations of erstwhile Ascend lenders. The surplus to be transferred to TRA I account to meet the operational and capex needs of the company. Company needs to deposit its collections and also other cash inflows so received in the ratio of 70:30 in TRA — I & II. (The ratio of 70:30 being arrived based on the pre-merger number of towers as on March 31, 2012 and the revenues earned by the erstwhile ITIL and Ascend). The Borrower shall comply with all provisions of the Trust and Retention Account Agreement, including maintaining all reserves required to be maintained. The Borrower shall furnish to the Lenders a report from the Concurrent Auditor auditing all withdrawals from the Trust and Retention Account every fifteen (15) days or such other period as may be specified by the Lenders/ Monitoring Committee in this regard. The Borrower shall provide information, on a monthly basis, and in such detail as may be required by the Lenders / Lender Monitoring. Committee in respect of all its other bank accounts and shall comply with all directions of the Lenders/ Monitoring Committee in this regard; 6.1.1 Unless otherwise agreed to by the Lenders, the Borrower shall, (i) Notice of Winding Up or Other Legal Process Promptly inform the Lenders if it has notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956, or any other notice under any other Act or otherwise of any suit or other legal process intended to be filed or initiated against the Borrower and affecting the title to the properties of the Borrower or if a Receiver is appointed of any of its properties or business or undertaking; (ii) Adverse Changes in Profits and Production Promptly inform the Lenders of the happening of any labour strikes, lockouts, shut-downs, fires or any event likely to have a substantial effect on the Borrower's profits or business and of any material changes in the rate of production or sales of the Borrower with an explanation of the reason therefore;

Nominee Directors shall accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lenders. Provided that if any such Nominee Director/s is an officer of the Lenders, the sitting fees in relation to such Nominee Director/s shall also accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lenders. Any expenditure incurred by the Lenders or the Nominee Directors in connection with his/their appointment or directorship shall be borne by the Borrower. (iv) The Nominee Directors shall be appointed a Member of the Management Committee or other Committees of the Board, if so desired by the Lenders. (v) The Nominee Directors shall be entitled to receive all notices, agenda and minutes, etc and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which he is a member. (vi) If, at any time, the Nominee Directors are not able to attend a meeting of the Board of Directors or any of its Committees, of which he is a member, the each Lender may depute an observer to attend the meeting. The expenses incurred by the Lenders in this connection shall be borne by the Borrower. (xiii) Appointment of Technical/Management Consultant Notwithstanding anything contained in Clause 6.1 (x) and clause 6.1 (xi) hereinabove, the Lenders shall have the right to appoint, whenever they consider necessary, any person, firm, company or association of persons engaged in technical, management or any other 'consultancy business to inspect and examine the working of the Borrower and its factory and to report to the Lenders. The Lenders shall have the right to appoint, whenever they consider necessary, any Chartered Accountants/Cost Accountants as auditors for carrying out any specific assignment(s) or to examine the financial or cost accounting system and procedures adopted by the Borrower for its working or as concurrent or for conducting a special audit of the Borrower. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be payable by the Borrower. 6.2 NEGATIVE COVENANTS Without prior approval of the Lenders and CDR Empowered Group, the Borrower shall not (i) New Project Undertake any new project, diversification, modernisation or substantial expansion of the Project described herein. The word "substantial" shall have the same meaning as under the Industries (Development and Regulation) Act, 1951. (ii) Loans, Debentures and Charges Issue any debentures, raise any loans, deposits from public, issue equity or preference capital, change its capital structure or create any charge on its assets or give any guarantees save and except Permitted Indebtedness and Permitted Changes. (iii) Commission Pay any commission to its promoters, directors, managers, or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or by the Borrower or in connection with any other obligation undertaken for or by the Borrower for the purpose of the Project; (iv) Subsidiaries Create any subsidiary or permit any company to become its subsidiary.

(v) Merger, Consolidation, etc. Undertake or permit any merger/demerger, consolidation / reorganization, scheme of arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction. (vi) Existing Management Remove any person, by whatever name called, exercising substantial powers of management of the affairs of the Borrower at the time of execution of this Agreement. (vii) Restriction against Disposal of Shareholdings Recognize or register any transfer of shares in the Borrower's capital made or to be made by promoters, their friends or associates as may be specified by the Lenders. (viii) Investments by Borrower Make any investments by way of deposits, loans, share capital etc. in any Concern (ix) Revaluation of Assets revalue its assets at any time during the currency of the Facilities. (x) One Time Settlements; Without prior written approval of the MC//CDR Empowered Group, the Borrower will not enter into any one time settlement or any other settlement with any lenders other Existing Lenders (ie non CDR members). (xi) Joint Venture: Borrower shall not enter into any joint venture, merger &acquisition deals, sale of investment and fixed assets, hiving off of divisions or substantial parts of its normal business or any such deal of a similar nature without prior written intimation and approval from the Lenders. (xii) Major Capital Expenditure: Borrower shall not undertake any major capital expenditure other than the normal capital expenditure as per the restructuring scheme, without the prior approval of MC. (xiii) Management Set Up: Borrower shall not effect any change in its management set-up without prior permission of all the Lenders. (xiv) Dividend on Equity Shares: Borrower should not declare/ pay dividend on equity shares unless otherwise approved by the Lenders and pay recompense amount payable by the Borrower, as required by the Lenders. ARTICLE VII EVENTS OF DEFAULT AND REMEDIES For the purpose of the Agreement the term "Default" shall mean any of the events specified hereunder: 7.1 EVENTS OF DEFAULT (a) Default in Payment of Principal Sums of the Facilities Default has occurred in the payment of principal sums of the Facilities on the due dates. (b) Default in Payment of Interest

Default has been committed by the Borrower in payment of any installment of interest on the Facilities and such default has continued for a period of thirty days. (c) Default in Performance of Covenants and Conditions Default has occurred in the performance of any other covenant condition or agreement on the part of the Borrower under this Agreement or any other agreement and such default has continued for a period of thirty days after notice in writing thereof has been given to the Borrower by the Lenders. (d) Supply of Misleading Information Any information given by the Borrower in its application for Facilities, in the reports and other information furnished by the Borrower in accordance with the Reporting System and the warranties given/deemed to have been given by the Borrower to the Lenders is misleading or incorrect in any material respect. (e) Inability to Pay Debts If there is reasonable apprehension that the Borrower is unable to pay its debts or proceedings for taking it into liquidation, either voluntarily or compulsorily, may be or have been commenced. (f) Inadequate Insurance If the properties and assets offered to the Lenders as security for the Facilities have not been kept insured by the Borrower or depreciate in value to such an extent that, in the opinion of the Lenders, further security to the satisfaction of the Lenders should be given and on advising the Borrower to that effect such security has not been given to the Lenders. (g) Sale, Disposal and Removal of Assets If, without the prior approval of the Lenders, any land, building, structures and plant and machinery of the Borrower are sold, disposed off, charged or encumbered or alienated or the said building, machinery plant or other equipment are removed, pulled down or demolished. However, the same would not include dismantling and demolishing of sitesin the normal course of business and done for want to statutory compliance. (h) Proceedings against Borrower The Borrower has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law or the Borrower is voluntarily or involuntarily dissolved. (i) Inability to Pay Debts on Maturity The Borrower is unable or has admitted in writing its inability to pay its debts as they mature. (j)Appointment of Receiver or Liquidator A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower. (k) Attachment and Restraint on Mortgage Properties If an attachment or restraint has been levied on the mortgaged properties or any part thereof or certificate proceedings have been taken or commenced for recovery of any dues from the Borrower. (l) Abandonment The Borrowers shall abandon the Project. (m) Material Adverse Effect A Material Adverse Effect occurs.

(n)Breach of Representation and Warranties: Breach/violation of any representations and warranties of the Borrower under the Restructuring Documents; (o) Breach of Undertaking Breach/violation of any undertaking given by the Borrower or the promoter; 7.2 POTENTIAL EVENT OF DEFAULT Any event or circumstance which with the giving of notice, the passage of time, any determination of materiality or the satisfaction of any applicable condition (or any combination of them) may become an Event of Default. 7.3 REMEDIES If one or more of the events specified in Article 7.1 and / or7.2 happen(s), the Lenders may, by a notice in writing to the Borrower, declare the principal of and all accrued interest on the Facilities to be due and payable forthwith and the security created in terms of Article III of the this Agreement shall become enforceable and the Lenders shall have the following rights (anything in this Agreement to the contrary notwithstanding) namely:- (i) to enter upon and take possession of the assets of the Borrower; and (ii) to transfer the assets of the Borrower by way of lease or leave and license or sale. (iii) to utilize the amounts in the sub accounts of Trust and Retention Account to repay the Facilities. 7.4 OTHER CONSEQUENCES OF DEFAULT (a) Appointment of Nominee Director/Whole-Time Director On the happening of any of the events of default as specified in Section 7.1 & 7.2 in addition to the rights specified in Section 7.3 hereof, the Lenders shall be entitled to - (i) Appoint and remove from time to time additional nominee director. The appointment of such additional nominee directors shall governed by the provisions of Section 6.1.1 (xii) of Article hereof. (ii) appoint and remove from time to time Whole-time Director(s) on the Board of Directors of the Borrower (such Director(s) are hereinafter referred to as "the Whole- time Nominee Director(s)"). Such Whole-time Nominee Director(s) shall exercise such powers and duties as may be approved by the Lenders and have such rights as are usually exercised by or are available to a Whole- time Director in the management of the affairs of the Borrower. Such Whole-time Nominee Director(s) shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Lenders. Such Whole-time Nominee Director(s) shall have the right to receive notices of and attend all General

Meetings and Board Meetings or any Committee(s) of the Borrower of which they are members. Any expenses that may be incurred by the Lenders or such Whole-time Nominee Director(s) in connection with their appointment or directorship shall be paid or reimbursed by the Borrower to the Lenders or, as the case may be, to such Whole- time Nominee Director(s). (b) Conversion Right If the Borrower commits a default in payment or repayment of three consecutive installments of principal amounts of the Facilities or interest thereon or any combination thereof, then, the Lenders shall have the right to convert (which right is hereinafter referred to as "the conversion right") at their option the whole of the outstanding amount of the Facilities and/or 20% of rupee equivalent of the defaulted amount into fully paid-up equity shares of the Borrower, at par, in the manner specified in a notice in writing to be given by the Lenders to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (hereinafter referred to as the "date of conversion"). (i) On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lenders as from the date of conversion and the Lenders shall accept the same in satisfaction of the part of principal amount of the Facilities and/or defaulted amount in respect of the Facilities to the extent so converted, shall cease to carry interest as from the date of conversion and the Facilities shall stand correspondingly reduced. Upon such conversion, the installments of the Facilities payable after the date of conversion as per the Amortization. Schedule in this Agreement shall stand reduced proportionately by the amounts of the Facilities so converted. The equity shares so allotted and issued to the Lenders shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank paripassu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient un issued equity shares for the above purpose. ii) The conversion right reserved as aforesaid may be exercised by the Lenders on one or more occasions during the currency of the Facilities. iii) The Borrower assures and undertakes that in the event of the Lenders exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which will be issued to the Lenders as a result of the conversion, listed with the BSE/NSE and such other places as may be notified by the Lenders to the Borrower. (iv) For the purposes of this clause (b) it shall not be construed as a default, if the Borrower approaches the Lenders well in advance for postponement of principal or interest, as the case may be, and the Lenders agree to the same. Review of Management In case of default in payment of any dues to the Lenders or if in the opinion of the Lenders the business of the Borrower is conducted in a manner opposed to public policy or in a manner prejudicial to the Lenders' interest, the Lenders shall have the right to review the management set-up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by the Lenders, including the formation of Management Committees with such powers and functions as may be considered suitable by the Lenders. Further any person, by whatever name called, exercising substantial powers of management shall not be paid any commission in any year unless all the dues of the Lenders in that year have been paid to the satisfaction of the Lenders. (d) Selling and Purchasing Arrangements The Borrower shall agree that on the happening of default as specified in Section 7.1.1 & 7.2 hereof any arrangement for the sale of its products and purchase of raw materials and inputs, shall be subject to prior approval of the Lenders. If so required by the Lenders, the Borrower shall take steps to suitably modify or terminate the existing selling/purchasing arrangements in such manner as may be required by the Lenders. (e) The Borrower shall not enter into any fresh agreement for the appointment of sole selling agents/sole purchasing agents without the prior approval of the Lenders. Any such arrangement shall be subject to such terms and conditions as may be stipulated by the Lenders. (f) The Borrower shall not declare or pay any dividend to its shareholders during any financial year without the prior written approval of the Lenders. g) Notice to the Lenders on the Happening of an Event of Default If any event of default or any event which, after the notice, or lapse of time, or both, would constitute an event of default has happened, the Borrower shall forthwith give notice thereof to the Lenders in writing specifying the nature of such event of default, or of such event. h) Expenses of Preservation of Assets of Borrower and of Collection All expenses incurred by the Lenders after an event of default has occurred in connection with - (i) Preservation of the Borrower's assets (whether then or thereafter existing); and (ii) collection of amounts due under this Agreement shall be payable by the Borrower.

ARTICLE VIII 8.1 Right of Recompense If, in the opinion of the Lenders, the profitability and cash flows of the Borrower so warrant, the Lenders shall be entitled to receive recompense for the reliefs and sacrifices extended by them within the CDR Parameters, broadly described below, with the approval of the CDR Empowered Group. Estimated recompense amount shall be Rs. 118 crores. Parameters: The upper limit of the recompense should be limited to waivers (excluding penal interest and liquidated damages) plus present value (PV) of future Economic loss on account of reduction in interest rate. Economic loss is represented by difference between the present value of future interest income reckoned based on the current BPLR as on the date of restructuring plus appropriate term premium and credit risk premium for the concerned Borrower class as on the date of restructuring or document rate whichever is lower and the interest charged as per the restructuring package discounted by the current BPLR as on the date of restructuring plus appropriate term premium and credit risk premium as on the date of restructuring. 8.2 Right of Revocation Notwithstanding anything contained in any of the Restructuring Documents, upon the occurrence of any of the following events, in addition to all rights and remedies of the Lenders in the Restructuring Documents, the Lenders may revoke all or any part of the restructuring of the Existing Loans effectuated pursuant to this Agreement and the other Restructuring Documents: (a) any failure by the Borrower or any other Person to make payment of any amount, on the due date thereof, to the Lenders under the Restructuring Documents; (b) the infusion of funds by way of equity as per approved CDR Package is not made within the time specified for the same by the lenders; (c) the Security Interests required to be created in favour of the Lenders pursuant to this Agreement are not created within the time specified in Section (d) non-performance by the Borrower of any of its material obligations pursuant to the Transaction Documents (other than any events of default (whatsoever called) under the Existing Documents of the Non-Acceding Lender and/or breaches by the Borrower under the Project Documents existing as of the date of this Agreement in respect of which the time granted for curing the same as per the schedule agreed with the Lenders/ Monitoring Committee has not elapsed); (e) Non-performance by the trustees appointed in respect of NCDs issued by the Borrower pursuant to Section (N.A.) of any of their material obligations under the offering circular, trust deed and/or any other documents relating to such issue of the NCDs (f) any event of default (howsoever called) under this Agreement; (g) breach of any material representations and warranties of the Borrower and any other Person (other than the Borrower) under the Restructuring Documents; (h) a Material Adverse Effect provided that, if it is, in the sole opinion of the Lenders/ Monitoring Committee, capable of being remedied within such period, a cure period of thirty (30) days from the date on which such event or circumstance occurs or comes into existence shall be given to the Borrower to remedy or cause the remedy of such event or circumstance; (i) any failure by the Borrower to obtain restructuring of the Non-Acceding Lenders in accordance with the approved CDR package provided that the determination by the Lenders or the Monitoring Committee as to whether an obligation or a representation and warranty is 'material' shall be binding on the Borrower. 8.3 Consequences of Revocation Upon revocation of the restructuring of the Existing Loans pursuant to Section 8.2 the rights and remedies of the Lenders under the Existing Documents would continue as if they had not been waived, amended, amended and restated, modified, superceded or replaced by the Restructuring Documents and the Lenders shall be entitled to enforce such rights and remedies, including the right to appoint additional nominee directors and all rights arising on account of the occurrence of an Existing Event of Default, as if the same had not been waived and/or modified pursuant to this Agreement and the other Restructuring Documents, provided,however, that the obligations of the Borrower under the Restructuring Documents shall continue to be binding on the Borrower and the Lenders shall be entitled to exercise all rights and remedies conferred on them pursuant to the Restructuring Documents, including the right to any Security Interests created pursuant to the Restructuring Documents. The Lenders may, in addition to all other rights and remedies under the Restructuring Documents and Law, cancel the Priority Loans, cease to fund interest on the Facilities and/or charge default interest or liquidated damages in respect of any interest that has been funded by them. The lenders shall have right to reverse the waivers / sacrifice in case of following events of defaults: • Default on any obligations to CDR lenders as per the approved terms of the package / Letter of Approval (LOA), including non-creation of security within timelines as stipulated by CDR-EG • Breach of any or all of the undertakings given by the promoters / company as per the approved terms of the package / LOA • Withholding of important information or providing any misleading information by the company / promoters that is detrimental to the interests of the institutions • Undertaking any new project / expansion / diversification by the company, without prior approval of Project Management Committee of the Board and CDR EG. However such new project / expansion, division would be quarterly reported to the Monitoring Committee and CDR Lenders • Settlement of unsecured loans or making payments of interest on such loans unless specifically provided under CDR (terms of Restructuring package or prior approval from CDR EG) • Diverting any amount from the operations of the company for meeting any unrelated expenditure or payment to any other concern without approval of lenders • Any sale, transfer, mortgage removal or disposal of assets in any division without the prior approval of the CDR-EG / company’s board / Asset Sale Committee

· The company not adhering to the financial discipline envisaged in the restructuring package • The company failing to renew the insurance policies on respective due dates • The company fails to adopt the accounts within the specified period, unless the same is approved by the CDR EG • Promoters failing to bring in their contribution as envisaged in the package The Borrower shall procure and furnish an Undertaking on behalf of promoters to bring additional funds for meeting any cash flow shortage. Cash Sweep- Under the cash sweep arrangement, 75% of the surplus generated during the year to be utilized towards prepayment of FITL & TL of CDR lenders in the inverse order of maturity. Under the cash sweep arrangement, the amount shall be first utilized towards liquidation of FITL and then towards liquidation of TL. Surplus here is defined as: EBIDTA — Tax- Interest- Loan repayment (-)/(+) change in Net Current Assets excluding cash- critical capex (to the extent of budged in the TEV report or actual whichever is lower). The surplus shall be certified by bank appointed Chartered Accountant every year and accordingly prepayment to be affected under cash sweep.

Article IX Accession, Assignement 9.1 Accession to this Agreement The Borrower and the Lenders agree that any Existing Lender may restructure its Existing Loans by executing this Agreement by 30/03/2013 or such other date as may be specified by the Monitoring Committee. The Lenders and the Borrower agree that: (a) after the abovementioned date, any Non-Acceding Lender; (b) any lender providing Additional Priority Loans; and (c) any lender refinancing an Existing Loan or a Facility pursuant to Section 4.2. may accede and become a Party to this Agreement by: (i) executing and delivering to the Borrower, for the benefit of the Borrower and the Lenders, an accession undertaking substantially in the form contained in ScheduleV or in such other modified form as may be approved by the Monitoring Committee from time to time (hereinafter referred to as a "Deed of Accession"); (ii) entering into appropriate agreements with the Borrower to effectuate the transactions contemplated in this Agreement; and (iii) acceding to the terms of the Intercreditor Agreement in accordance with the terms thereof. Upon fulfillment of all of the above conditions and acceptance and confirmation of the Deed of Accession on behalf of all the Parties, by the Monitoring Committee or any Person authorized by them, such Person acceding to this Agreement and the Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Person been an original Party to this Agreement upon the terms contained in such Deed of Accession. 9.2 Successors and Assigns This Agreement shall be binding upon and inure to the benefit of each Lender and the Borrower and its successors and permitted assigns. 9.3 Assignment by the Borrower The Borrower shall not assign or transfer its rights and obligations under this Agreement without the prior consent of each Lender. 9.4 Participation and Assignment Any Lender may assign,novate or transfer all or any of its rights and/or benefits under this Agreement in the same manner and to the same extent as any assignment, novation or transfer of the relevant Restructured Loan Agreements. Accordingly, any Lender which assigns, novates or transfers all or any of its rights and/or benefits under any of the Restructuring Documents, as the case may be, in accordance with the provisions hereof and thereof shall be deemed to have assigned, novated or transferred its rights and/or benefits under this Agreement to the same extent, and the assignee, new lender or transferee shall become a Party hereto and be bound by the provisions hereof and have the same rights as the assigning, novating or transferring Lender to the extent of the interests assigned, novated or transferred.

ARTICLE X MISCELLANEOUS 10.1 Notices and Addresses Any notice or other communication required to be given to the Borrower, any Lender, MC, the Concurrent Auditor shall be sent to it at the address or facsimile number as set forth in Schedule VI marked for the attention of the person(s) or department specified therein or such other address as may be notified to the other Parties in accordance with this Section. 10.2 Communications Any other communication from one Party to another Party shall be deemed to be received by the other Party (if sent by facsimile) on the day of dispatch, provided, however, that an activity report is received showing that such transmission is successful, or in any other case when delivered to the address referred to in Annexure A by a reputed courier service/Registered Post/ Hand Delivery duly acknowledged. Any change in the address or facsimile number of the Borrower, any Lender, the MC, the Concurrent Auditor shall be notified to each other Party hereto by not less than fourteen (14) days' prior written notice. 10.3 English Translation Each communication and document made or delivered by one Party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the Person making or delivering the same) as being a true and accurate translation thereof. 10.4 Modification of Existing Documents The provisions of the Existing Documents of each Lender shall, to the extent of any inconsistency between the Restructurig Documents and such Existing Documents, and only to such extent, stand modified, amended, superceded and/or replaced by the relevant terms and conditions of the Restructuring Documents. For the avoidance of doubt, it is hereby clarified that any provisions of the Existing Documents, which are not inconsistent with the provisions of the Restructuring Documents, shall continue to be binding on the Borrower, each Lender and the other parties to such Existing Documents. Provided that the determination by the Lenders as to whether a provision of the Existing Documents is inconsistent with the terms of the Restructuring Documents shall be binding on the Borrower. 10.5 Disclosure The Borrower hereby agrees, confirms and undertakes that the Lenders shall, upon the occurrence of a default in any payment due under the Restructuring Documents, be entitled to disclose all or any: (a) Information and data relating to the Borrower and/or its directors; (b) Information or data relating to the any credit facility availed / to be availed by the Borrower from the Lenders; (c) Obligations assumed / to be assumed by the Borrower hereunder and under the other Restructuring Documents; to the Reserve Bank of India ("RBI"), Credit Information Bureau (India) Limited ("CIBIL") and any other agency authorised in this behalf by RBI CIBIL and/or any other agency so authorized may use or process the aforesaid information and data disclosed by the Lenders in the manner as deemed fit by them. CIBIL and/or any other agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by RBI in this behalf. 10.6 Severability The illegality, invalidity or unenforceability of any provision of this Agreement under the Law of India shall not affect the legality, validity or enforceability under the Law of India nor of any other provision of this Agreement. 10.7 Counterparts This Agreement may be executed in any number of counterparts, and each of the said counterparts shall be an original document and all of which taken together shall constitute one and the same agreement. 10.8 Entire Agreement This Agreement, together with the other Restructuring Documents, shall constitute the entire understanding of the Parties with respect to the matters, which are the subject hereof. 10.9 No Partnership Nothing in this Agreement shall constitute a partnership or any similar arrangement between the Borrower and any Lender.

ARTICLE XI 11.1 Governing Law and Jurisdiction This Agreement shall be governed, construed and interpreted in accordance with the laws of India and jurisdiction of Courts in India. 11.2 Relief The Borrower hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, the making, enforcement or execution against any property of any order or judgement which may be made or given in such action or proceedings. 11.3 Waiver of Immunity To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the Laws of such jurisdiction.

ARTICLE XII Special Conditions The Promoters shall furnish unconditional and irrevocable personal guarantee in the form and manner acceptable to CDR EG. (waived being the promoters are private equity fund) The Promoters to pledge their shareholding in favour of the Lenders in demat from with voting rights. In case of issuance of fresh Equity Shares or similar instruments carrying voting rights, they would also be pledged in favour of the lenders. The Borrower shall procure and furnish an Undertaking on behalf of promoters to bring additional funds for meeting any cash flow shortage to service lenders’ debt / interest, if required by CDR EG The Promoters/Borrower would arrange to furnish additional collateral security, if required by CDR EG. The Borrower/CDR Lenders shall file Consent Terms, in respect of any pending dispute or litigation before debt recovery tribunal/courts where recovery application/suit is pending. The company shall broad base its Board of Directors and strengthen Management set up by inducting outside professionals to the satisfaction of Lenders and CDR EG. The company shall not effect any change in management set up without prior approval of CDR EG. The Borrower shall not incur any capital expenditure save and except those permitted in terms of the CDR package without prior approval of CDR EG. The Borrower shall not sell any of its fixed assets/investments save and except those permitted in terms of the CDR package, without prior approval of CDR EG and shall furnish requisite undertaking in this regard. However, the Borrower shall self its non-core assets, wherever applicable and an ‘Asset Sale Committee’ would be set up with the approval of CDR EG for sale of such assets. The Company shall not declare any dividend on its equity shares without prior consent of lenders/CDR EG. The Borrower shall not escrow its future cash flow (except discounting of bills in the normal course of business) or create any charge or lien or interest thereon of whatsoever nature except as provided in CDR package, without the approval of CDR-EG. The Company shall not make any investments in other Companies or elsewhere without prior approval of CDR EG.

In the event of the Borrower committing default on the repayment of installment of the loan or payment of interest on the due dates, the lenders shall have an unqualified right to disclose the name of the company and its directors to the Reserve Bank of India (RBI)/Credit Information Bureau of India (CIBIL). The company shall give its consent to lenders or RBI/CIBIL to publish its name and the names of its Directors as defaulters in such manner and through such medium as lenders/RBI/CIBIL in their absolute discretion may deem fit. In the case of any future induction of private equity / ECB / Venture Capital funds / any other source, the charging of prepayment premium will be governed by the CDR guidelines and decision of EG. Normally, prepayment will be on pro-rata basis amongst different debt instruments. However, any change thereof could be approved by CDR EG. Any OTS or settlement with non-CDR members will be subject to prior approval of CDR EG. NPV of such settlements should be, as far as possible, less than the NPV calculated on the basis of CDR package agreed to by the lenders. The company shall keep the lenders informed of any legal proceedings, the outcome of which would have a material impact on the debt servicing capability of the company. In consultation with the lenders, it shall take such remedial actions, as may be required in the best interest of the company and the lenders. Save as aforesaid all other terms and conditions of the earlier loan agreements entered into between the company and the institutions shall apply mutatis-mutandis, to the extent not contrary to the terms of CDR package. The borrower cannot open/maintain any account or avail any type of banking services/facilities from any bank (s) other than Banks/FIs from whom the borrower is enjoying credit facilities. Any deviation in this regard needs to be approved by CDR Empowered Group. CDR Lenders, with the approval of CDR EG, shall establish Trust & Retention Account (TRA) and enter into a Trust & Retention Account Agreement. The Borrower would ensure submission of quarterly/annual cash flows to all CDR lenders. CDR lenders shall appoint at the sole cost and expense of the Borrower a Concurrent Auditor during the currency of the package, to review the operations of the company on a periodic basis, monitoring the operations of TRA and any other work that may be assigned by the lenders. Master Restructuring Agreement (MRA) to be executed by all consortium bankers.

CDR Lenders, with the approval of CDR EG, shall have the right to revoke the CDR package in case the Borrower commits an event of default, as described in the existing loan agreement or in the MRA or any Facility Agreement. The individual CDR lenders need to inform CDR EG within seven days of the event of default and proposed course of action on the same. CDR EG would give a decision on the same within 60 days; if not then individual lenders are permitted to take action at their discretion The CDR Lenders, with the approval of CDR-EG, shall have the right to renegotiate the terms of restructuring including accelerating the repayment schedule in the event of better performance by the Borrower vis-à-vis projections. Under such circumstances the company shall clear dues as per accelerated repayment schedule without demur. The CDR Lenders, with the approval of CDR EG, shall have the right to recompense the reliefs/sacrifices/waivers extended by respective CDR Lenders as per CDR guidelines. CDR Lenders, with the approval of CDR EG, shall have a right to reset the interest rate of the term loan/s after every 3 years (or shorter period as decided by CDR EG) and working capital interest rate every year. All participating CDR lenders shall be entitled to retain or appoint nominees on the Board of Directors of the company during the currency of their assistance. CDR Lenders shall have a right to convert entire/part of defaulted interest and entire/part of defaulted principal into equity as per SEBI pricing formula in the event of default. However, in the case of those CDR Lenders who already haves default conversion rights, the same would be governed by existing loan covenants. The company/promoters shall take necessary steps and obtain all requisite/necessary/statutory/other approvals for such allotment of equity shares or a part of it in terms of their existing loan agreements. o CDR Lenders shall have a right to convert into equity upto 20% of the term debt outstanding beyond seven years as per SEBI guidelines/loan covenants whichever is applicable. o As regards WCTL and FITL, the conversion option would be available at any time during the restructuring period. o In the event the lenders or any of the lenders exercises its right to sell the shares issued in terms of the conversion clause as above, the first right of refusal to buy back the shares would be offered to the promoters.

Individual lenders shall have right to assign/hypothecate/transfer their outstanding to any Asset Reconstruction company/Bank/or any other entity, in terms of CDR guidelines. The Borrower shall procure and furnish an unconditional and irrevocable Corporate Guarantee of Group companies, if so stipulated by CDR EG. (waived being the promoters are private equity fund) The Promoters of the Borrower Company shall raise additional contribution by way of equity/and/or unsecured (subordinate) loans on terms and conditions stipulated by/acceptable to CDR EG. The Borrower shall arrange to bring back funds/investments diverted by the Borrower in the associate Companies, if applicable in the case within a time frame, and as stipulated by EG. Monitoring of the restructuring scheme The lenders shall form a monitoring committee to monitor the progress of the company and the lenders shall appoint concurrent auditor to monitor the implementation of the CDR scheme Canara Bank shall be the Monitoring Institution (MI) and Monitoring Committee (MC) shall comprise of Canara Bank, Dena Bank, KarurVysya Bank, Bank of Baroda, Union Bank of India, Bank of India, State Bank of India and Central Bank of India and CDR Cell. To appoint a suitable independent agency to find out a suitable mechanism for bifurcation of the securities in the CDR package, within three months of execution of Master Restructuring Agreement (MRA). Optionally Convertible Debentures shall by converted into equity on due date or fresh equity to be brought in to redeem the debt. Till such time, the said OCDs shall be subordinated to CDR lender and no payment, of what so ever nature is to be allowed. Cash Sweep- Under the cash sweep arrangement, 75% of the surplus generated during the year to be utilized towards prepayment of FITL & TL of CDR lenders in the inverse order of maturity. Under the cash sweep arrangement, the amount shall be first utilized towards liquidation of FITL and then toward liquidation of TL Surplus here is defined as: EBIDTA – Tax- Interest- Loan repayment (-)/(+) change in Net Current Assets excluding cash- critical capex (to the extent of budged in the TEV report or actual whichever is lower). The surplus shall be certified by bank appointed

Chartered Accountant every year and accordingly prepayment to be affected under cash sweep. Additional Conditions for Borrower Class – B The Borrower shall procure and furnish an unconditional and irrevocable Corporate Guarantee of Group Company, if so stipulated by CDR-EG (waived being promoters are Private Equity Fund) The promoters of the Borrower company shall raise additional contribution by way of equity /and /or unsecured (subordinate) loans on terms and conditions stipulated by/ acceptable to CDR – EG The Borrower shall arrange to bring back funds / investments diverted by the borrower in the associate companies, if applicable in the case within a time frame, and as stipulated by EG. All other terms and conditions as per the LoA provisional / LoA issued by CDR – EG dated 23/3/2013 and 28/3/2013. Pledge of shares in view of additional exposure by way of funded interest term loan, as personal guarantee of Directors is not available.

SCHEDULE I

Particulars of Lenders

Lenders	Addresses and Contact Nos	
	Head Office	Branch Office
Canara Bank (Lead Bank)	112, J.C. Road BANGALORE -560002	Prime Corporate Branch – II 2nd Floor, World Trade Tower, Barakhamba Lane, New Delhi – 110 001
Bank of Baroda	Suraj Plaza 1, SayajiGanj, Baroda 390005	Corporate Financial Services Branch, 1st floor, 3, WalchandHirachandMarg, Ballard Pier, Mumbai – 1
State Bank of Bikaner & Jaipur	TilakMarg, Jaipur - 302005.	16, Community Centre, Saket, New Delhi – 110 017
State Bank of Hyderabad	Gunfoundry, Hybank Tower Hyderabad-500001, Andhra Pradesh	74, Janpath New Delhi -1
Dena Bank	Dena Corporate Centre C-10, G-Block, Bandra-Kurla Complex, Bandra (E), Mumbai - 400 051	Corporate Business Branch C-10, G Block, BandraKurla Complex Bandra (E), Mumbai – 51
UCO Bank	10, BTM Sarani, Kolkata, 700001	Mid Corporate Branch 5, SansadMarg, New Delhi – 1
Indian Overseas Bank	763 Anna Salai, Chennai - 600002	Unit No. 19 & 22 Moolchand Shopping cum office complex, Defence Colony, Ring Road, New Delhi – 110 024
Bank of Maharashtra	Bank of Maharashtra Central Office, 'Lokmangal', 1501, Shivajinagar Pune-411005	Mittal Chambers, Ground Floor, Nariman Point Mumbai – 400 021
United Bank of India	11 Hemant BasuSarani Kolkata – 700001	Nehru Place Branch, 106-109, 1st Floor, Ansal Tower, 38, Nehru Place, New Delhi – 1
State Bank of Mysore	K.G.Road, Bangalore - 560254, INDIA.	Corporate Accounts Branch No. 3-4-5, DDA Bldg, Nehru Place, New Delhi – 1
Vijaya Bank	No.41/2, Trinity Circle, M G Road, Bangalore - 560001	Nanjappa Mansion, Shantinagar, K H Road Bangalore – 560 027
Corporation Bank	Mangaladevi Temple Road Pandeshwar MANGALORE - 575 001 Karnataka, India	21, Dalal street, Mumbai – 21
Indian Bank	Indian Bank, Corporate Office, PB No: 5555, 254-260, AvvaiShanmugamSalai,	G-41, Connaught Circus

	Royapettah, Chennai - 600 014	New Delhi – 1
Union Bank of India	Union Bank Bhavan 239, VidhanBhawanMarg Nariman Point Mumbai – 400 021	Industrial Finance Branch Union Bank Bhavan 239, VidhanBhawanMarg Nariman Point Mumbai – 400 021
Punjab & Sind Bank	1st Floor, 21, Rajendra Place, New Delhi-110008	P – 18/90, 1st floor, Madra Hotel Building Connaught Place New Delhi - 1
Bank of India	STAR HOUSE C - 5, "G" Block, BandraKurla Complex, Bandra (East), Mumbai 400 051.	Mumbai Large Corporate Branch, Oriental Building, Ground floor, 364, D.N.Road, Fort, Mumbai 400001
Allahabad Bank	2, N. S. ROAD Kolkata- 700 001	Industrial Finance Branch, 1st Floor, 17, Parliament Branch, New Delhi – 1
State Bank of India	8th Floor, State Bank Bhavan, Madame Cama Road, Near VidhanBhavan, Nariman Point, Mumbai, - 400021	Industrial Finance Branch, 14th floor, Jawahar Vyapar Bhawan, 1 Tolstoy Marg, New Delhi - 1
Oriental Bank of Commerce (Erstwhile ITIL)	Plot No. 5, Institutional Area Sector-32 Gurgaon – 122001	HarshaBhawan Ground Floor, E Block Connaught Place New Delhi – 1
KarurVysya Bank	Erode Road, Karur - 639002	T Nagar Branch 108/1, G N Chetty Road Chennai – 600 017
State Bank of Travancore	State Bank of Travancore, Head Office, Trivandrum - 695012	Industrial Finance Branch Bldg. No. 40 / 6694 – E Malankara Centre M G Road Ernakulam – 682 035
IL&FS Financial Services Ltd.	The IL&FS Financial Centre, 3rd Floor, Plot C-22, G-Block, BandraKurla Complex, Bandra – East, Mumbai – 400 051	The IL&FS Financial Centre, 3rd Floor, Plot C-22, G-Block, BandraKurla Complex, Bandra – East, Mumbai – 400 051
Central Bank of India	Chander Mukhi, Nariman Point Mumbai – 400 021	Corporate finance branch, Central Bank Bldg, 1st floor, M G Road, Fort, Mumbai - 23
Axis Bank	Bombay Dyeing Mills Compound, PandurangBudhkarMarg, Worli, Mumbai – 400025	6-3-879/B, 1st floor, G.Pulla Reddy Building, Greenlands, Begumpet Road, Hyderabad
OBC (Erstwhile Ascend)	Plot No. 5, Institutional Area Sector-32 Gurgaon – 122001	S.D.Road Branch, Secunderabad

50

18	United Bank of India	20.09		
19	OBC (ITIL)	,10.17	3.69	
20	Corporation Bank	10.17	1.48	
21	Bank of Maharashtra	10.17	1.48	
22	Central Bank of India		2.95	
23	IL & FS		3.69	
24	Axis Bank (Ascend)#	17.45		**For Term Loans and FITL of erstwhile Ascend** First parripassu charge on the fixed assets of erstwhile Ascend on assets created prior to Cut off Date so financed by the erstwhile Ascend lenders and also balance available in the TRA account for the erstwhile Ascend Lenders. (The total no. of towers of erstwhile Ascend as on cut-off date was 1,296) Post merger the towers erected by the company will be available as security on paripassu basis for both Ascend and ITIL lenders.
25	OBC (Ascend)#	0.08		
26	L&T Infra Finance (Ascend)#	70.51		
	Total	502.44	25.85	

*the above amounts are subject to confirmation by lenders

**It is important to note here that some of the above loans were dollar denominated as on COD. It is pertinent to note that during the course these loans have been crystallized into INR.

#figures as on December 31, 2012

Part B

(Rs. in Crs)

Name of the Lenders	Sanctioned limits	Amt. of Outstanding FBWC as on April 1, 2012	Particulars of Existing Financing / Security Documents
Canara Bank	25	21.50	Paripassu first charge on the current assets and fixed assets of the company along with the term lenders of erstwhile ITIL in the CDR. {i.e. Under common ppol of security}

Part C

Optionally Convertible Debentures (OCDs) – Rs. 117 crs (approx) as on April 1, 2012 from Infrastructure Leasing & Financial Services Ltd.

The company has OCDs from Infrastructure Leasing & Financial Services Ltd. The OCDs shall be repaid after payment of restructured debts with existing terms and conditions.

Company has option to replace OCD with equity after three years of COD to be converted into equity on due date

52

SCHEDULE IIIA

PART A

Particulars of Facility A1 – Term loans of erstwhile ITIL (Rs Crs)

Sl. No.	Name of the Lender	O/s Amt. [as on cut-off date i.e. April 1, 2012]	
		Senior	Subordinate
1	Canara Bank	50.68	3.69
2	KarurVysya Bank	40.63	
3	Dena Bank	40.63	1.48
4	Union Bank of India	20.09	
5	UCO Bank	10.17	3.69
6	IOB	10.17	3.69
7	Allahabad Bank	20.09	
8	Vijaya Bank	20.09	
9	State Bank of Hyderabad	20.09	
10	State Bank of Mysore	10.17	
11	Punjab & Sind Bank	10.17	
12	Bank of Baroda	30.21	
13	State Bank of Travancore	20.09	
14	Bank of India	20.09	
15	Indian Bank	10.17	
16	State Bank of Bikaner & Jaipur	20.09	
17	State Bank of India	10.17	
18	United Bank of India	20.09	
19	OBC (ITIL)	10.17	3.69
20	Corporation Bank	10.17	1.48
21	Bank of Maharashtra	10.17	1.48
22	Central Bank of India		2.95
23	IL & FS		3.69
	Total	414.40	25.84

**the above amounts are subject to confirmation by individual banks*

PART B

Terms and Conditions of Facility A1

(a) Rate of Interest: Ballooning interest rates as under

a. From Cutoff Date till March 31, 2014 – 12.00% p.a.

b. From April 1, 2014 till March 31, 2018 – 12.50%p.a.

c. From April 1, 2018 till March 31, 2027 – 14.50% p.a.

(Interest rate to be linked to Canara Bank's Base Rate)

(b) Repayment schedule

a. Moratorium period of 24 months from Cut-Off Date (i.e. till March 31, 2014)

b. Repayment in 52 structured quarterly installments commencing from April 1, 2014 and ending on March 31, 2027 as under:

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Financial Year	% Repayment	No of Installments
FY 2013		-
FY 2014		-
FY 2015	0.50%	4
FY 2016	1.00%	4
FY 2017	3.50%	4
FY 2018	6.25%	4
FY 2019	6.25%	4
FY 2020	7.50%	4
FY 2021	7.50%	4
FY 2022	7.50%	4
FY 2023	7.50%	4
FY 2024	10.00%	4
FY 2025	12.50%	4
FY 2026	12.50%	4
FY 2027	17.50%	4
Total	**100.00%**	52

(c) **FITL:** For a period of 2 years from COD

(d) Amount so paid after COD will be refunded and adjusted towards the mandatory equity to be brought by the company except Principal overdue of Rs. 16.93 cr. (March overdue instalment of ITIL lenders which was paid subsequently)

SCHEDULE III B
PART A

Particulars of Facility B1 - loans of erstwhile Ascend (Rs Crs)

Sl. No.	Name of the Lender	O/s Amt. [to be restructured]# as on 31st Dec 2012
1	Axis Bank	17.45
2	OBC	0.08
3	L&T Infra Finance	70.51
	Total	88.04

#It is important to note here that some of the above loans were dollar denominated as on COD. It is pertinent to note that as per the restructuring scheme the said FC loans from Axis Bank are to be crystallized into INR. The USD rate conversion

35

rate considered currently is 1 USD = Rs. 52.14. The rate conversion rate will be the rate prevailing on the date on actual conversion. *Amounts are subject to reconciliation to lenders from individual banks.*

PART B

Terms and Conditions of Facility B1

(a) **Axis Bank** –Estimated FC liability as on COD of Rs. 29.10 cr of Axis Bank shall be restructured after conversion into rupee loan and will have similar treatment as L&T Infra. Fin. Term Liabilities
(b) **OBC** – The terms and conditions for OBC to be as per terms and conditions to be offered to L&T infrastructure finance

(c) **L&T Infra**

i. Moratorium period of 12 months from January 1, 2013 till December 31, 2013 for all the Loans I,II and III
ii. Existing interest rate to continue i.e. TL I: 14.25% p.a., TL II: 14.75% p.a., TL III: 14.25% p.a.
iii. No Funding of Interest
iv. Repayment schedule as under

For Loan I

Financial Year	% Repayment	No of Installments
FY 2013	0.00%	-
FY 2014	5.00%	1
FY 2015	20.00%	4
FY 2016	20.00%	4
FY 2017	25.00%	4
FY 2018	30.00%	4
Total	**100.00%**	**17**

For Loan II

Financial Year	% Repayment	No of Installments
FY 2013	0.00%	-
FY 2014	3.50%	1
FY 2015	15.00%	4
FY 2016	20.00%	4
FY 2017	25.00%	4
FY 2018	36.50%	4
Total	**100.00%**	**17**

For Loan III - Repayment in 21 structured quarterly installments starting from March 2014 till March 2019 as under:

Financial Year	% Repayment	No of Installments
FY 2013		-
FY 2014	3.50%	1
FY 2015	15.00%	4
FY 2016	15.00%	4
FY 2017	20.00%	4
FY 2018	20.00%	4
FY 2019	26.50%	4
Total	**100.00%**	**21**

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Amount so paid after December 31, 2012 pertaining to period post December 31, 2012 will be refunded and adjusted towards the mandatory equity to be brought by the company

SCHEDULE III C

PART A
FacilityC1 – FITL

Funding of interest on existing term loans

Bank wise share of FITL on existing TL is as under:

(Rs Cr.)

Bank Name	FITL Amt (Rs Cr.)
Canara Bank (Lead Bank)	13.05
Karur Vysya Bank	9.75
Dena Bank	10.16
Union Bank of India	4.82
UCO Bank	3.33
IOB	3.33
Allahabad Bank	4.82
Vijaya Bank	4.82
State Bank of Hyderabad	4.82
State Bank of Mysore	2.44
Punjab & Sind Bank	2.44
Bank of Baroda	7.25
State Bank of Travancore	4.82
Bank of India	4.82
Indian Bank	2.44
State Bank of Bikaner & Jaipur	4.82
State Bank of India	2.44
United Bank of India	4.82
OBC (ITIL)	3.33
Corporation Bank	2.80
Bank of Maharashtra	2.80
Central Bank of India	0.71
IL & FS	0.89
Total FITL	**105.72**

**amounts are subject to confirmation from individual lenders. The above is a tentative amount*

PART B

Terms and Conditions of Facility C1

The broad terms and conditions for FITL are as under;

a. Funding of Interest on existing term loan for a period of 2 years from Cut-Off Date (01.04.2012) for all lenders except loans by erstwhile Ascend lenders (L&T infra finance, Axis & OBC (erstwhile Ascend lenders))

b. Interest @12% on FITL to be paid as and when due(The RoI is linked to Canara Bank Base rate).

c. Repayment schedule to match that for existing term loans, as under

Financial Year	% Repayment	No of Installments
FY 2013		-
FY 2014		-
FY 2015	0.50%	4

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FY 2016 1.00% 4 FY 2017 3.50% 4 FY 2018 6.25% 4 FY 2019 6.25% 4 FY 2020 7.50% 4 FY 2021 7.50% 4 FY 2022 7.50% 4 FY 2023 7.50% 4 FY 2024 10.00% 4 FY 2025 12.50% 4 FY 2026 12.50% 4 FY 2027 17.50% 4 Total 100.00% 52 SCHEDULE III D PART A Facility D1 Working Capital (Fund Based) Company has been sanctioned a secured OD of Rs. 25.00 Crores instead of existing OCC/ODBD limit of Rs.25.00 crores at the existing ROI of 16.25% p.a. (Floating) (at monthly rests) (Linked to Canara Bank Base rate). The said facility of for a period of 1 year.

SCHEDULE III E Sacrifice and Promoters Contribution: Sacrifice of the lenders is estimated at Rs. 103.67 crs. (based on discounting of 17.50% p.a. for all the lenders) Bank wise sacrifice is as under: Bank wise Sacrifice Sacrifice (Rs Cr.) KarurVysya Bank 7.76 Dena Bank 9.12 Canara Bank 12.77 Union Bank of India 4.32 UCO Bank 3.16 IOB 3.22 Allahabad Bank 4.32 Vijaya Bank 4.20 State Bank of Hyderabad 4.08 State Bank of Mysore 2.19 Punjab & Sind Bank 2.19 Bank of Baroda 6.50 State Bank of Travancore 4.67 Bank of India 4.32 Indian Bank 2.19 State Bank of Bikaner & Jaipur 4.44 State Bank of India 2.19 United Bank of India 4.32 OBC (ITIL) 3.16 Corporation Bank 2.64 Bank of Maharashtra 2.58 Central Bank of India 0.78 L&T 1.52 Axis Bank - (Ascend) 5.90 OBC - (Ascend) 0.16 IL & FS - subordinate debt 0.97 Total Sacrifice 103.67 *subject to confirmation from individual lenders. This is a tentative amount 25% of the sacrifice works out to Rs. 26 crs. Promoters to bring Rs. 80 crs. after COD (Already brought Rs. 80 crs including share premium during FY 2012-13)

SCHEDULE IV
Particulars of Litigation

Sl. No.	Nature of dispute/	Particulars of Suit No./WP	Name of the Court	Present Status
1	Service tax department claims that the borrower has availed CENVAT credit wrongly and against the provision of the law. The same is being objected and opposed by Telecom Operators/Telecom Infrastructure Providers. The disputed amount expected to be is around/approx Rs.8,00,00,000/- (Rupees Eight Crore only)		Tribunal, Bangalore	For Admission
2	Claim filed by Borrower before the TDSAT for recovery of the outstanding (Infrastructure Provisioning fees & Power and fuel reimbursement to be paid by STEL, for the services provided by Borrower, which is to a tune of Rs.1,50,00,000/-(Rupees One Crore Fifty Lakhs Only)		TDSAT, New Delhi	Trail

PART B
Subsidiaries of the Borrower's

(a)

Sl. No.	Name of Company	Shareholding of the Borrower	Registered Office of the Subsidiary
NOT APPLICABLE

SCHEDULE V Format of Deed of Accession To: Ascend Telecom Infrastructure Pvt. Ltd. To all the Existing Lenders who are a party to this Agreement This Deed of Accession to the Master Restructuring Agreement dated ___________ by and amongst Ascend Telecom Infrastructure Pvt.Ltd. and other persons names therein (hereinafter referred to as the MRA) is made and executed on this __________ day of 2012 (Accession Date) by Ascend Telecom Infrastructure Pvt. Ltd. and Canara Bank, KarurVysya Bank, Dena Bank, Union Bank of India, UCO Bank, Indian Overseas Bank, Allahabad Bank, Vijaya Bank, State Bank of Hyderabad, State Bank of Mysore, Punjab & Sind Bank, Bank of Baroda, State Bank of Travancore, Bank of India, Indian Bank, State Bank of Bikaner & Jaipur, State Bank of India, United Bank of India, Oriental Bank of Commerce (OBC), Corporation Bank, Bank of Maharashtra, Central Bank of India, Axis Bank and IL & FS. It is hereby agreed as follows: 1. Definition: Unless otherwise stated, capitalized terms used herein shall have the meanings ascribed to them in Schedule 2 to the MRA. 2. Accession of a Lender Pursuant to sub-section 4 of Section 6 to the MRA, upon execution of this Deed of Accession, the Existing Lender Viz. Canara Bank, KarurVysya Bank, Dena Bank, Union Bank of India, UCO Bank, Indian Overseas Bank, Allahabad Bank, State Bank of Hyderabad, State Bank of Mysore, Punjab & Sind Bank, Bank of Baroda, State Bank of Travancore, Bank of India, Indian Bank, State Bank of Bikaner & Jaipur, State Bank of India, United Bank of India, Oriental Bank of Commerce (OBC), Corporation Bank, Bank of Maharashtra, Central Bank of India, Axis Bank and IL & FS hereby covenants and agrees with each of the Lenders, that it shall be bound and comply with all the terms, conditions and covenants of the MRA as if it was a original party to the MRA on the date of its execution. It shall be entitled to all the benefits and shall perform all the duties of a Party to the MRA. 3. For the purpose of Schedule I (notices) of the MRA, the address and telephone number of the Acceding Lender is as per the above details. 4. The Schedule I, II & III to this Agreement shall stand amended to the effect of the amounts and options indicated herein. 5. Law: This deed of Accession shall be governed by and construed in accordance with the Laws of India. IN WITNESS WHEREOF, the duly authorized representative of the Acceding Lender has caused this Agreement to be signed the date first above written SIGNED AND DELIVERED by__________ by the hand of its authorised official Name: _______________ Designation: ____________

SCHEDULE VI

Addresses for issue of Notice

Borrower:	Ascend Telecom Infrastructure Pvt. Ltd Bagmane Laurel, Bagmane Tech Park, 7th Level, B Block, 6th Floor, C V Raman Nagar, Bangalore - 560 093
Concurrent Auditor	To be appointed

Lenders: **Same as mentioned in Schedule I**

IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to a duplicate hereof on the day, month and year first hereinabove written and the Lenders have acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

THE COMMON SEAL OF ASCEND TELECOM INFRASTRUCTURE PVT. LTD. has pursuant to the Resolutions of its Board of Directors passed in that behalf on the 12th day of _March 2013 unto been affixed in the presence of Shri _J.Rajagopalan, Chief Financial Officer & Authorised Signatory have signed these presents in token thereof , in the presence Shri G. Ramasubramanian Secretary/Authorised Person, who has countersigned the same in token thereof.

For Ascend Telecom Infrastructure Pvt. Ltd.,

Authorised Signatory

For Ascend Telecom Infrastructure Pvt. Ltd.,

Authorised Signatory

SIGNED AND DELIVERED BY the withinnamed [Canara Bank] hand of Shri M V S Chief Manager an authorised official of Canara Bank

कृते केनरा बैंक
For CANARA BANK

Manager
New Delhi-1

SIGNED AND DELIVERED BY the within named [KarurVysya Bank] hand of Shri V. ANBURAJ an authorised official of KarurVysya Bank

For The Karur Vysya Bank Ltd.

Chief Manager
T.Nagar Branch, Chennai - 600 017.

For STATE BANK OF BIKANER & JAIPUR

Assistant General Manager
Saket, New Delhi-110017

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SIGNED AND DELIVERED BY the withinnamed [Dena Bank] hand of Shri D.P. Kateria, Manager an authorised official of Dena Bank SIGNED AND DELIVERED BY the withinnamed [Union Bank of India] hand of Shri Omkar Sharma an authorised official of Union Bank of India SIGNED AND DELIVERED BY the withinnamed [UCO Bank] hand of Shri N. Padhi an authorised official of UCO Bank SIGNED AND DELIVERED BY the withinnamed [Indian Overseas Bank] hand of Shri M. Parthasarathy an authorised official of Indian Overseas Bank SIGNED AND DELIVERED BY the withinnamed [Allahabad Bank] hand of Shri Smt Sushme Jha an authorised official of Allahabad Bank SIGNED AND DELIVERED BY the withinnamed [Vijaya Bank] hand of Shri T. M. Mini an authorised official of Vijaya Bank SIGNED AND DELIVERED BY the withinnamed [State Bank of Hyderabad] hand of Shri S.T. Nand Krishore an authorised official of State Bank of Hyderabad SIGNED AND DELIVERED BY the withinnamed [State Bank of Mysore] hand of Shri DATTATRAY M. PAI an authorised official of State Bank of Mysore SIGNED AND DELIVERED BY the withinnamed [Punjab & Sind Bank] hand of Shri

_______________ an authorised official of Punjab & Sind Bank SIGNED AND DELIVERED BY the withinnamed [Bank of Baroda] hand of Shri S. Ponnusammy an authorised official of Bank of Baroda SIGNED AND DELIVERED BY the withinnamed [State Bank of Travancore] hand of Shri Dileep K.P. AGM an authorised official of State Bank of Travancore SIGNED AND DELIVERED BY the withinnamed [Bank of India] hand of Shri Milind Tilgulka an authorised official of Bank of India SIGNED AND DELIVERED BY the withinnamed [Indian Bank] hand of Shri R. Mani an authorised official of Indian Bank SIGNED AND DELIVERED BY the withinnamed [State Bank of Bikaner & Jaipur] hand of Shri R.P. Arora an authorised official of State Bank of Bikaner & Jaipur SIGNED AND DELIVERED BY the withinnamed [State Bank of India] hand of Shri T.R. Pariwa AGM an authorised official of State Bank of India SIGNED AND DELIVERED BY the withinnamed [United Bank of India] hand of Shri Mohit Dhawan AGM an authorised official of United Bank of India SIGNED AND DELIVERED BY the withinnamed [Oriental Bank of Commerce (ITIL Loan)] hand of Shri E. Venkateswarlu an authorised official of Oriental Bank of Commerce SIGNED AND DELIVERED BY the withinnamed [Corporation Bank] hand of Shri Anil Kumar an authorised official of Corporation Bank SIGNED AND DELIVERED BY the withinnamed [Bank of Maharashtra] hand of Shri _______________ an authorised official of Bank of Maharashtra SIGNED AND DELIVERED BY the withinnamed [Central Bank of India] hand of Shri Vivek Jain an authorised official of Central Bank of India SIGNED AND DELIVERED BY the withinnamed [Axis Bank] hand of Shri _______________ an authorised official of Axis Bank SIGNED AND DELIVERED BY the withinnamed [Oriental Bank of Commerce (Ascend)] hand of Shri E. Venkateswarlu an authorised official of Oriental Bank of Commerce SIGNED AND DELIVERED BY the withinnamed [IL&FS Financial Services Ltd.] hand of Shri Amol Baxi an authorised official of IL&FS Financial Services Ltd.